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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )
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Check the appropriate box:
☒ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material under §240.14a-12
Ellington Credit Company

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of filing fee (Check the appropriate box):
☒ No fee required.
☐ Fee paid previously with preliminary materials.
☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

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Ellington Credit Company
53 Forest Avenue
Old Greenwich, Connecticut 06870
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON [ ], 2024
To Our Shareholders:
You are cordially invited to attend the 2024 Annual Meeting of Shareholders, or the “Annual Meeting,” of Ellington Credit Company (the “Company,” “we,” “our,” or “us”), which will be conducted virtually via live webcast, on [ ], 2024, at [ ], Eastern Time. You will be able to attend the Annual Meeting, vote, and submit your questions during the meeting via live webcast by visiting www.virtualshareholdermeeting.com/EARN2024. To enter the meeting, you must have your sixteen-digit control number that is shown on your Notice of Internet Availability of Proxy Materials, your proxy card or on the instructions that accompanied your proxy materials. You will not be able to attend the Annual Meeting in person.
As previously disclosed, in August 2023 our Board of Trustees (the “Board”) unanimously approved a plan for the Company to begin acquiring corporate collateralized loan obligations (“CLOs”), with an emphasis on CLO mezzanine debt and CLO equity. We began acquiring CLOs in September 2023. After making substantial progress growing a CLO portfolio, closely monitoring its performance, reviewing analyses conducted by management, and consulting with third-party advisors, on March 29, 2024 our Board unanimously approved a strategic transformation of our investment strategy to fully transition our investment portfolio, over time, to one primarily focused on CLOs.
In connection with this transformation, the Board approved, and we completed, a revocation of our election to be taxed as a real estate investment trust (a “REIT”), effective January 1, 2024. Our plan includes initially operating as a taxable C-Corporation, during which time we intend to utilize our existing net operating loss carryforwards to offset a majority of our U.S. federal taxable income and a portion of our state taxable income; and ultimately converting to a closed-end investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”) (a “registered closed-end fund”), that would be treated as a regulated investment company (a “RIC”) under the Internal Revenue Code of 1986, as amended (the “Code”), subject to shareholder approval of certain related matters (such conversion, the “Conversion” and, collectively with the other listed actions above, the “Strategic Transformation”).
We are undertaking the Strategic Transformation because we and the Board believe that CLOs provide a greater risk-adjusted return potential for our shareholders over the long term, with less volatility, as compared to residential mortgage-backed securities for which the principal and interest payments are guaranteed by a U.S. government agency or a U.S. government-sponsored entity (“Agency RMBS”), which had been our primary targeted asset class since our initial public offering (“IPO”) in 2013. In addition, we believe that the Conversion and the Strategic Transformation will enhance our access to the capital markets and open more channels for potential growth. Finally, the Strategic Transformation would enable us to leverage Ellington Management Group’s experience investing in CLOs since 2012.
In light of this transformation, we have also changed the Company’s name from Ellington Residential Mortgage REIT to Ellington Credit Company and updated our web address from www.earnreit.com to www.ellingtoncredit.com. We will continue to be listed on the New York Stock Exchange (the “NYSE”) under the ticker symbol “EARN.”
The purpose of the Annual Meeting is to consider and take action on the following items, the majority of which are related to the Conversion:
1.To elect the six trustees nominated and recommended by our current Board of Trustees, each to serve until the expiration of their respective term of office or until such time as their respective successors are elected and qualified;
2.To approve a change in the Company’s legal form from a Maryland real estate investment trust to a Delaware statutory trust;
3.To approve the Company’s Amended and Restated Declaration of Trust;
4.To approve an investment advisory agreement with Ellington Credit Company Management LLC, our external manager, which would replace the existing management agreement;

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5.To hold an advisory (non-binding) vote on executive compensation;
6.To ratify the appointment of PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for the year ending December 31, 2024; and
7.To transact such other business, if any, properly brought before the meeting.
The Board unanimously recommends voting “FOR” each of the proposals contained herein and is requesting that shareholders approve Proposals 2-4 in order for us to effectuate the next steps of the Strategic Transformation. If shareholders do not approve each of Proposal 2 (to approve a change in the Company’s legal form from a Maryland real estate investment trust to a Delaware statutory trust), Proposal 3 (to approve the Company’s Amended and Restated Declaration of Trust), and Proposal 4 (to approve an investment advisory agreement with Ellington Credit Company Management LLC) (collectively, the “Contingent Proposals”), the Company will not effectuate the Conversion as currently proposed. The current Trustees are all being nominated to continue serving on the Board whether or not any of the Contingent Proposals fails to gain the required approval, and, if the Contingent Proposals do all gain the required approval, even after the finalization of the Strategic Transformation.
Shareholders of record at the close of business on [ ], 2024 are entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement of the meeting. For more information with respect to voting your shares at our Annual Meeting, see “Questions and Answers” beginning on page 4 of the Proxy Statement accompanying this notice.
Whether or not you plan to attend the Annual Meeting, your vote is very important, and we encourage you to vote promptly. You may vote your shares online during our Annual Meeting or by proxy over the Internet by following the instructions provided in the Notice of Internet Availability of Proxy Materials, or, if you requested to receive printed proxy materials, you can also vote by mail or telephone pursuant to instructions provided on the proxy card. If you execute a proxy but later decide to attend the Annual Meeting, or for any other reason desire to revoke your proxy, you may do so at any time before your proxy is voted.
By order of the Board of Trustees
Daniel Margolis
General Counsel
[ ], 2024
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to Be Held on [ ], 2024: This Proxy Statement, the accompanying proxy card and our Annual Report to Shareholders are available on the Internet at www.proxyvote.com. On this site, you will be able to access this Proxy Statement, the accompanying proxy card, our Annual Report to Shareholders, which includes our Annual Report on Form 10-K, and any amendments or supplements to the foregoing materials that are required to be furnished to shareholders. Please call Morrow Sodali LLC, the professional proxy solicitation firm we retained to assist us solicit proxies, toll-free at (800) 662-5200 for directions on how to attend the Annual Meeting.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This Proxy Statement (including the preceding notice/letter to shareholders) contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve numerous risks and uncertainties. Actual results may differ from our beliefs, expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Forward-looking statements are based on our beliefs, assumptions and expectations of our future operations, business strategies, performance, financial condition, liquidity and prospects, taking into account information currently available to us. These beliefs, assumptions, and expectations are subject to numerous risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity, results of operations and strategies may vary materially from those expressed or implied in our forward-looking statements or from our beliefs, expectations, estimates and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Forward-looking statements are not historical in nature and can be identified by words such as “believe,” “expect,” “anticipate,” “estimate,” “project,” “plan,” “continue,” “intend,” “should,” “would,” “could,” “goal,” “objective,” “will,” “may,” “seek,” or similar expressions or their negative forms, or by references to strategy, plans, or intentions. The following factors are examples of those that could cause actual results to vary from those stated or implied by our forward-looking statements: changes in interest rates and the market value of our investments, market volatility, changes in the default rates or corporate loans, our ability to borrow to finance our assets, changes in government regulations affecting our business, our ability to maintain our exclusion from registration under the 1940 Act, our ability to pivot our investment strategy to focus on CLOs, a deterioration in the CLO market, our ability to utilize our NOLs, our ability to convert to a registered closed-end fund/RIC, including our ability to obtain shareholder approval of our conversion to a registered closed-end fund/RIC, and other changes in market conditions and economic trends, such as changes to fiscal or monetary policy, heightened inflation, slower growth or recession, and currency fluctuations. Furthermore, as stated above, forward-looking statements are subject to risks and uncertainties, including, among other things, those described under Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2023 and Item 1A of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, which can be accessed through the link to our SEC filings under “For Investors” on our website (at www.ellingtoncredit.com) or at the SEC’s website (www.sec.gov). Other risks, uncertainties, and factors that could cause actual results to differ materially from those projected or implied may be described from time to time in reports we file with the SEC, including reports on Forms 10-Q, 10-K and 8-K. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

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ELLINGTON CREDIT COMPANY
53 FOREST AVENUE
OLD GREENWICH, CONNECTICUT 06870

PROXY STATEMENT

FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON [ ], 2024
This Proxy Statement is furnished in connection with the solicitation of proxies by the board of trustees (the “Board of Trustees” or the “Board”) of Ellington Credit Company (the “Company,” “EARN,” “we,” “us,” or “our”) for use at our 2024 Annual Meeting of Shareholders, or the “ Annual Meeting,” to be held on [ ], 2024, at [ ], Eastern Time, via live webcast at www.virtualshareholdermeeting.com/EARN2024, and for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders, and at any adjournments or postponements thereof. On or about [ ], 2024, we mailed a Notice of Internet Availability of Proxy Materials (the “Notice”), and, to those shareholders that requested to receive a printed copy, the Proxy Statement, to holders of our common shares as of the close of business on [ ], 2024 and on the mailing date, such shareholders of record had the ability to access the Proxy Statement and the accompanying proxy card and our Annual Report to Shareholders, which includes our Annual Report on Form 10-K with audited financial statements as of and for the year ended December 31, 2023, as amended (the “Form 10-K”).
Our “Manager” refers to Ellington Credit Company Management LLC, our external manager, and “EMG” refers to Ellington Management Group, L.L.C. and its affiliated investment advisory firms, including our Manager. In certain instances, references to our Manager and services to be provided to us by our Manager may also include services provided by EMG and its other affiliates from time to time.
QUESTIONS AND ANSWERS
Q.What is the Strategic Transformation?
A.The Strategic Transformation is a comprehensive plan approved by our Board aimed at fundamentally altering our investment strategy and operational structure. This transformation involves several key components. First, we are transitioning our investment portfolio to primarily focus on corporate collateralized loan obligations (“CLOs”), with an emphasis on CLO mezzanine debt and CLO equity.
With the Board’s approval, we revoked our election to be taxed as a REIT, effective January 1, 2024, and are temporarily operating as a taxable C‑Corporation. During this period, we plan to utilize existing net operating loss carryforwards to offset a majority of our U.S. federal taxable income and a portion of our state taxable income and ultimately, to convert to a registered closed-end fund that would be treated as a regulated investment company (a “RIC”) under the Internal Revenue Code of 1986, as amended (the “Code”), subject to shareholder approval of certain matters being proposed in this Proxy Statement (such conversion, the “Conversion”).
Further, we changed the Company’s name to Ellington Credit Company, and updated its web address to www.ellingtoncredit.com, though the Company continues to be listed on the New York Stock Exchange (the “NYSE”) under the ticker symbol “EARN.”
Q.Why are we undertaking the Strategic Transformation?
A.We are undertaking the Strategic Transformation because we and the Board believe that CLOs provide a greater risk-adjusted return potential for our shareholders over the long term, with less volatility, as compared to residential mortgage-backed securities for which the principal and interest payments are guaranteed by a U.S. government agency or a U.S. government-sponsored entity (“Agency RMBS”), which had been our primary targeted asset class since our initial public offering in 2013. In addition, we believe that the Conversion and the Strategic Transformation will enhance our access to the capital markets and open more channels for potential growth.
Q.What is a corporate collateralized loan obligation, or a “CLO”?
A.A corporate CLO is a form of structured finance security that is generally collateralized by a pool of corporate loans or similar corporate credit-related assets, and that is managed by an external manager. Most CLOs are issued in multiple tranches, offering investors various maturity and credit risk characteristics, often categorized as senior, mezzanine, and subordinated/equity according to their relative seniority and degree of risk. If the relevant collateral defaults or otherwise underperforms, payments to the more senior tranches of such securitizations take precedence over those of more junior tranches, such as mezzanine debt and equity tranches, which are the focus of our CLO investment strategy. We plan to

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invest in CLOs where the majority of assets that the CLO-vehicle owns are floating rate, senior secured leveraged corporate loans.
Q.How will we solicit proxies for the Annual Meeting?
A.We are soliciting proxies by furnishing this Proxy Statement and proxy card to our shareholders. In addition, some of our Trustees and officers and certain employees of EMG may make additional solicitations by telephone or in person without additional compensation for such activities. The Company will pay the solicitation costs and will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding proxy materials to beneficial owners.
We will employ Broadridge Financial Solutions, Inc. to receive and tabulate the proxies.
Q.When is the Annual Meeting?
A.The Annual Meeting is currently scheduled for [ ], 2024, at [ ], Eastern Time.
Q.Why are you holding the Annual Meeting in a virtual format?
A.In accordance with our recent practice and to maintain ease of access for our shareholders, the Annual Meeting will be held in a virtual meeting format. We have designed our virtual format to enhance, rather than constrain, shareholder access, participation and communication. For example, the virtual format allows for potentially much broader shareholder participation, and it enables shareholders to communicate with us during the Annual Meeting, including by submitting questions of our Board or management during the Annual Meeting.
Q.Who is entitled to vote?
A.All shareholders of record as of the close of business on [ ], 2024, which is the record date, are entitled to notice of and to vote at the Annual Meeting.
Q.What is the quorum for the Annual Meeting?
A.The presence at the Annual Meeting, in person or by proxy, of a majority of the votes entitled to be cast by the holders of all outstanding common shares of beneficial interest, $0.01 par value per share, of the Company, or “Common Shares,” will constitute a quorum for the transaction of business. No business may be conducted at the meeting if a quorum is not present. As of the record date, [ ] Common Shares were issued and outstanding. If less than a majority of our outstanding Common Shares entitled to vote are represented, in person or by proxy, at the Annual Meeting, the chairman of the meeting may adjourn or postpone the Annual Meeting to another date, time or place, not later than 120 days after the original record date of [ ], 2024. If a Common Share is deemed present at the Annual Meeting for any matter, it will be deemed present for all other matters. Pursuant to Maryland law, abstentions are treated as present for quorum purposes.
Q.How many votes do I have?
A.You are entitled to one vote for each whole Common Share you held as of the record date. Our shareholders do not have the right to cumulate their votes for trustees.
Q.How do I vote my shares prior to the Annual Meeting?
A.If you are a shareholder of record, meaning that your Common Shares are registered in your name, you have three voting options. You may vote:
By Mail—signed proxy card must be received by [ ], 2024
If you received your proxy materials by mail, you may vote by mail by marking the enclosed proxy card, dating and signing it, and returning it in the postage-paid envelope provided.
Authorizing your proxy by mail will not limit your right to attend the Annual Meeting and vote your Common Shares online. Your proxy (either one or both of the individuals (as applicable) named in your proxy card) will vote your Common Shares per your instructions.
By Internet—until 11:59 p.m. Eastern Time on [ ], 2024
If you are a shareholder of record, you may follow the instructions and web address noted on your proxy card to transmit your voting instructions. You will be asked to provide the vote control number from the Notice. Have your notice in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. Your vote must be received by 11:59 p.m. Eastern Time on [ ], 2024 to be counted.

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By Telephone—until 11:59 p.m. Eastern Time on [ ], 2024
If you are a shareholder of record, you may use any touch-tone telephone to dial the telephone number noted on your proxy card to transmit your voting instructions. You will be asked to provide the vote control number from the Notice. Have your notice in hand when you call and follow the instructions. Your vote must be received by 11:59 p.m. Eastern Time on [ ], 2024 to be counted.
Q.Can I vote my shares during the Annual Meeting?
A.You may vote your shares during the Annual Meeting by visiting www.virtualshareholdermeeting.com/EARN2024 and following the instructions. You will need the 16-digit control number included in your proxy card, voting instruction form or Notice. You will be able to vote during the Annual Meeting until such time as the Chairman declares the polls closed.
Q.How do I vote my Common Shares that are held by my broker?
A.If you hold your Common Shares in “street name” through an account with a broker or bank, you may instruct your broker or bank to vote your Common Shares or revoke your voting instructions by following the instructions that the broker provides to you. Most brokers allow you to authorize your proxy by mail and on the Internet.
Banks and brokers have the authority under the NYSE rules to vote shares for which their customers do not provide voting instructions on routine matters. The proposal to ratify the appointment of our independent registered public accounting firm for the year ending December 31, 2024 is considered a routine matter under NYSE rules. This means that banks and brokers may vote in their discretion on these matters on behalf of customers who have not furnished voting instructions at least ten days before the date of the Annual Meeting.
Unlike the proposal to ratify the appointment of our independent registered public accounting firm, the approval of the change in the Company’s legal form from a Maryland real estate investment trust to a Delaware statutory trust, the adoption of the Amended and Restated Declaration of Trust, the approval of the investment advisory agreement, the election of trustees, and the advisory (non-binding) vote on executive compensation are non-routine matters for which brokers do not have discretionary voting power and for which specific instructions from their customers are required. As a result, banks and brokers are not allowed to vote any shares held by you in “street name” on these matters on your behalf unless you provide the bank or broker with specific voting instructions. Failure to provide the bank or broker that holds your shares with specific voting instructions on these non-routine matters will result in a “broker non-vote.”
Beneficial owners of Common Shares held through the account of a bank or broker are advised that, if they do not timely provide instructions to their broker, their Common Shares will not be voted in connection with the approval of the change in the Company’s legal form from a Maryland real estate investment trust to a Delaware statutory trust, the adoption of the Amended and Restated Declaration of Trust, the approval of the investment advisory agreement, the election of trustees and the advisory (non-binding) vote on executive compensation.
Q.What am I voting on?
A.You will be voting on:
Proposal 1: To elect the six trustees nominated and recommended by our current Board of Trustees, each to serve until the expiration of their respective term of office or until such time as their respective successors are elected and qualified;
Proposal 2: To approve a change in the Company’s legal form from a Maryland real estate investment trust to a Delaware statutory trust;
Proposal 3: To approve the Company’s Amended and Restated Declaration of Trust;
Proposal 4: To approve an investment advisory agreement with Ellington Credit Company Management LLC, our external manager, which would replace the existing management agreement;
Proposal 5: To hold an advisory (non-binding) vote on executive compensation; and
Proposal 6: To ratify the appointment of PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for the year ending December 31, 2024.
No cumulative voting rights are authorized, and dissenter’s rights are not applicable to these matters.
Q.Why is the Board requesting approval for an investment advisory agreement?
A.The Board is requesting approval for an investment advisory agreement between the Company and our Manager (such agreement, the “Investment Advisory Agreement”) to replace the existing Management Agreement and enable our Manager to continue serving as the investment adviser/manager to the Company, following our registration with the SEC

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as a registered closed-end fund under the Investment Company Act of 1940, as amended (the “1940 Act”) (a “registered closed-end fund”). Shareholder approval of the Investment Advisory Agreement is required under the 1940 Act. Our Manager is an affiliate of EMG, an SEC-registered investment adviser with a longstanding history of investing in CLOs across a wide variety of market conditions, and with approximately $11.6 billion in assets under management as of March 31, 2024.
The approval of the Investment Advisory Agreement constitutes one of the final steps of the Strategic Transformation, as shareholder approval of the Investment Advisory Agreement is required for the Company to convert to a registered closed-end fund registered under the 1940 Act to be treated as a RIC under the Code.
Q.[What are the primary reasons that the Board approved the Manager as investment adviser to the Company?]
A.[To be included in a subsequent filing.]
Q.How will the principal investment risks of the Company change under the proposed Strategic Transformation?
A.As the Company continues to rotate investment capital away from mortgage-related securities and into CLOs, the Company is becoming increasingly exposed to investment risks associated with CLOs. Following the completion of the Strategic Transformation, the Company’s investment portfolio will primarily consist of CLOs.
The principal investment risks associated with the proposed investment strategy include CLO-specific risks, general risks of investing in CLOs and other associated debt securities, risks of investing in subordinated securities, high yield investment risks, leverage risk, credit risk, default risk, non-diversification risk and market risk. A description of these risks are as follows:
•Credit Risk: Because corporate CLOs are generally backed by a pool of corporate loans or similar corporate credit-related assets, we and other investors in CLO securities ultimately bear the credit risk of the underlying collateral. Most CLOs are issued in multiple tranches, offering investors various maturity and credit risk characteristics, often categorized as senior, mezzanine and subordinated/equity according to their relative seniority and degree of risk. If the relevant underlying collateral experiences defaults or otherwise underperforms, payments to the more senior tranches of such securitizations take precedence over the mezzanine debt and equity tranches, which are the most junior tranches and therefore are most exposed to credit risk. Mezzanine debt and equity tranches constitute the focus of our investment strategy.
•Default Risk: The corporate loans that underlie our CLO investments may become nonperforming or impaired for a variety of reasons. Nonperforming or impaired loans may require substantial workout negotiations or restructurings that may result in significant delays in repayment, a significant reduction in the interest rate, and/or a significant write-down of the principal of the loan. A wide range of factors could adversely affect the ability of an underlying corporate borrower to make interest or other payments on its loan. The corporate issuers of the loans or securities underlying our CLO investments may be subject to an increased risk of default depending on certain micro- or macro-economic conditions, such as economic recessions, heightened interest rates and/or inflation, and other conditions. In addition, the corporate issuers of the loans or securities underlying our CLO investments may default for idiosyncratic reasons, such as poor management, failure to innovate, unexpected global or local events, and other factors. Such defaults and losses, especially those in excess of the market’s or our expectations, would have a negative impact on the fair value of our CLO investments, and reduce the cash flows that we receive from our CLO investments, which could materially adversely affect our business, financial condition and results of operations, and our ability to pay dividends to our shareholders.
To the extent that actual defaults and losses on the collateral of an investment exceed the level of defaults and losses factored into its purchase price, the value of the anticipated return from the investment will be reduced. The more deeply subordinated the tranche of securities in which we invest, the greater the risk of loss upon a default. For example, CLO equity is the most subordinated tranche within a CLO and is therefore subject to the greatest risk of loss resulting from defaults on the CLO’s collateral, whether due to bankruptcies or otherwise. Any defaults and losses in excess of expected default rates and losses will have a negative impact on the fair value of our investments, will reduce the cash flows that the Company receives from its investments, will adversely affect the Company’s net asset value, and could adversely impact the Company’s ability to pay dividends.
•General CLO Risks: If a CLO in which we invest experiences an event of default as a result of failure to make a payment when due, erosion of the underlying collateral, or for other reasons, the CLO would be subject to the possibility of liquidation. In such cases, the risks are heightened that the collateral underlying the CLO may not be able to be readily liquidated, or that when liquidated, the resulting proceeds would be insufficient to fully redeem the CLO mezzanine debt and equity tranches that are the focus of our investment strategy. CLO equity tranches often suffer a loss of all of their value in these circumstances, which could materially adversely affect our business, financial condition and results of operations, and our ability to pay dividends to our shareholders. Furthermore,

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following an event of default by a CLO, the holders of CLO mezzanine debt and equity tranches typically have limited rights regarding decisions made with respect to the underlying collateral, with the result that such decisions might favor the more senior tranches of the CLO.
The underlying collateral of the corporate CLO securities in which we invest may include loans to smaller companies, or “middle market” loans, which may carry more inherent risks than loans to larger companies. Compared to larger companies, these middle-market companies tend to have more limited access to capital, weaker financial positions, narrower product lines, and tend to be more vulnerable to competitors’ actions and market conditions, as well as to general economic downturns. The underlying collateral of the corporate CLO securities in which we invest typically include “covenant-lite” loans, which provide the obligor with more freedom to take actions that could negatively impact their lenders. For example, in covenant-lite loans the obligor’s covenants are typically incurrence-based as opposed to maintenance-based, which means that these covenants are only tested (and therefore can only be breached) following an affirmative action of the borrower, rather than by a deterioration in the borrower’s financial condition. As a result, investments in CLOs containing a greater proportion of covenant-lite loans may ultimately carry a greater risk of loss as compared to investments in CLOs holding a greater proportion of loans with more robust covenants.
•High-Yield Investment Risk: The assets underlying our CLO investments are generally, but not always, rated for creditworthiness by one or more nationally recognized statistical ratings organizations, including Moody’s, Standard and Poor’s, and Fitch. These assets generally consist of lower-rated first lien corporate loans, although certain CLO structures may also allow for limited exposure to other asset classes including unsecured loans, second lien loans, or corporate bonds. As a result, the assets underlying our CLO investments generally have limited liquidity, limited secondary market support, and less certainty in their security due to their elevated risk profile.
•Prepayment and Reinvestment Risk: As part of its ordinary management of a CLO’s portfolio of assets, the CLO collateral manager will typically reinvest cash flow from asset repayments and sales into substitute assets, subject to compliance with the CLO’s investment tests and certain other conditions. If the CLO collateral manager causes the CLO to purchase substitute assets at a lower yield than those initially acquired, the excess interest-related cash flow available for distribution to the CLO equity tranches would decline. In addition, prepayment rates of the assets underlying a CLO are driven by a number of factors, including changing interest rates and other factors that are beyond our or the CLO collateral manager’s control.
•Interest Rate Risk: Even though we expect that most of our CLO mezzanine debt investments will have floating rate coupons, these and other of our CLO investments are still exposed to interest rate risk. There can be significant mismatches between the timing and frequency of coupon resets on the floating rate CLO debt tranches and the underlying floating rate corporate loans, and furthermore some of the underlying corporate loans may bear fixed coupon rates. A reduction in excess interest due to interest rate mismatches or other factors could adversely impact the cashflows and valuations on our CLO mezzanine debt and equity investments, which could materially adversely affect our business, financial condition and results of operations, and our ability to pay dividends to our shareholders.
•Non-Diversification Risk: Because we do not have fixed guidelines for diversification, there are no limitations on the amount we may invest in any one CLO, and our investments may be concentrated in relatively few CLOs, in CLOs that have similar risk profiles (including by being concentrated in a limited number of industries), in CLOs where there is an overlap of underlying corporate issuers, or in CLOs that are managed by the same collateral manager. The overlap of underlying corporate issuers is often more prevalent across CLOs of the same year of origination, as well as across CLOs managed by the same asset manager or collateral manager. To the extent that our CLO investments are less diversified, including as a result of a high level of overlap of underlying corporate borrowers, we are susceptible to a greater risk of loss if one or more of the CLOs in which we are invested performs poorly, or in the event a CLO collateral manager were to fail, experience the loss of key employees, or sell its business.
The above list of risks related to the Company’s investments in CLOs is not exhaustive. For a more complete discussion of all of the risks and uncertainties associated with the Company’s investments in CLOs and an investment in the Company generally please see Part I, Item 1A of our Form 10-K and Part II, Item 1A of our Quarterly Report on form 10‑Q for the quarter ended March 31, 2024.
Q.What are the tax implications associated with the Strategic Transformation?
A.As part of the Strategic Transformation, we revoked our election to be taxed as a REIT, effective January 1, 2024. As a REIT, we generally were not subject to U.S. federal income tax on our REIT taxable income that was distributed to our shareholders, so long as we maintained our qualification as a REIT.

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Following the revocation of our REIT tax election, we are temporarily operating as a taxable C-Corporation, and our income is taxable at regular corporate rates. The revocation of our REIT election was not a taxable event for our shareholders. While we operate as a taxable C-Corporation, we plan to use our existing net operating loss carryforwards (“NOLs”) to offset a majority of our US federal taxable income; to the extent that those NOLs are unable to offset our income, whether a majority or at all, our income would be subject to the typical corporate federal and state income tax rates. Distributions of earnings and profits while we operate as a taxable C-Corporation will be taxable to our shareholders as dividend income and generally will be eligible (i) to be treated as qualified dividend income in the case of shareholders taxed as individuals and (ii) for the dividends received deduction in the case of corporate shareholders, in each case, subject to certain holding period and other requirements. Distributions in excess of earnings and profits will be treated as a return of shareholder’s capital.
As part of the Strategic Transformation, we intend to convert to a registered closed-end fund that would be treated as a RIC. We and our shareholders are not expected to recognize any gain or loss for U.S. federal income tax purposes from the conversion itself. To be eligible to be treated as a RIC, we would be required to distribute to shareholders any earnings and profits that remained undistributed at the time of our conversion to a RIC.
As a RIC, we generally would not be subject to U.S. federal income tax on our taxable income that is distributed to our shareholders, so long as we maintain our qualification as a RIC by complying with a number of organizational and operational requirements, including sources of income, asset diversification, and annual minimum distribution requirements.
As a RIC, we must, among other things, (1) derive at least 90% of our gross income for each tax year from dividends, interest, payments with respect to securities loans, gains from the sale or other disposition of stocks or securities or foreign currencies, net income from certain publicly traded partnerships or other income derived with respect to our business of investing in stocks, securities or currencies, and (2) diversify our holdings so that at the close of each quarter of our tax year, (a) at least 50% of the value of our total assets is comprised of cash, cash items, U.S. government securities, securities of other RICs and other securities limited in respect of any one issuer to an amount not greater in value than 5% of the value of our total assets and to not more than 10% of the outstanding voting securities of such issuer, and (b) not more than 25% of the value of our total assets is invested in the securities of any one issuer (other than U.S. government securities and securities of other RICs), two or more issuers controlled by us and engaged in the same, similar or related trades or businesses, or certain publicly traded partnerships. As a RIC, distributions of our earnings and profits will generally be treated as ordinary income or capital gain dividends to our shareholders. Distributions in excess of our earnings and profits will be treated as a return of shareholder’s capital.
Q.Will there be any changes to our fees and expenses under the Investment Advisory Agreement and the Administration Agreement?
A.Under the terms of the Investment Advisory Agreement, the Manager would receive a Base Management Fee and Performance Fee (each as defined below) that are structurally identical to the fees specified by the existing Management Agreement. However, our conversion to a registered closed-end fund will enable us to complete the rotation of our investment capital away from mortgage-related securities and into CLOs, which we believe will increase our Pre-Performance Fee Net Investment Income, and thereby our Performance Fees, over time.
The Manager’s agreement to temporarily waive Performance Fees through the remainder of 2024 applies both to the existing Management Agreement and the proposed Investment Advisory Agreement.
Furthermore, under the terms of the existing Management Agreement, the Manager is entitled to a termination fee under certain circumstances. Under the Investment Advisory Agreement, the Manager would not be entitled to a termination fee under any circumstances. Furthermore, the Manager has agreed that it will not receive any termination fee in connection with the termination of the existing Management Agreement if each of the Contingent Proposals are approved and the Conversion and Strategic Transformation are completed.
Additionally, Ellington Credit Company Administrator LLC (the “Administrator”) will serve as our administrator pursuant to an administration agreement between us and the Administrator (the “Administration Agreement”). Under the Administration Agreement, the Administrator will provide, or arrange for the provision of, the administrative services necessary for our operations, including, without limitation, furnishing us with office facilities and providing equipment, clerical, bookkeeping, record keeping and other administrative services. Payments under the Administration Agreement will be equal to an amount based upon our allocable portion of the Administrator’s overhead in performing its obligations under the Administration Agreement, including, without limitation, rent, office supplies, the fees and expenses associated with performing compliance functions and our allocable portion of the compensation and related expenses of our chief financial officer, chief operating officer and their respective support staff. To the extent the Administrator outsources any of its functions, we will pay the fees on a direct basis, without profit to the Administrator.

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Because interest expense is expected to decline materially given the leverage restrictions under the 1940 Act applicable to registered closed-end funds, and our other operating expenses are expected to be similar under the new structure, total operating expenses borne by shareholders are expected to decrease under the Investment Advisory Agreement and the Administration Agreement.
See “Fees and Expenses” and “Performance Fee Summary” below for additional information and detail regarding the fees and expenses payable under the Investment Advisory Agreement and the existing Management Agreement.
Q.What vote is required to approve the proposals assuming that a majority of the votes entitled to be cast by the holders of all outstanding Common Shares (i.e. a “quorum” with respect to each proposal other than Proposal 4, which is governed by the requirements of the 1940 Act as described in the table below) is present at the Annual Meeting?
A.The following chart describes the proposals to be considered at the Annual Meeting, the vote required to elect directors and to adopt each other proposal assuming the applicable quorum is present, and the manner in which votes will be counted.

Proposal	Voting Options	Vote Required to Adopt Proposal	Effect of Withhold Votes, Abstentions and Broker-Non Votes
Proposal 1: Election of six trustees nominated and recommended by the Company’s current Board of Trustees, each to serve until the expiration of the term of office or until such time as their respective successors are elected and qualified	FOR ALL WITHHOLD ALL FOR ALL EXCEPT	A plurality of the votes cast. The six nominees who receive the most votes will be elected.	Withhold votes and Common Shares not represented at the Annual Meeting have no effect on the outcome of the proposal. Broker discretionary voting is not permitted. Broker non-votes have no effect on the outcome.
Proposal 2: Approval of the change in the Company’s legal form from a Maryland real estate investment trust to a Delaware statutory trust	FOR AGAINST ABSTAIN	The affirmative vote of at least a majority of Common Shares outstanding.	Abstentions, Broker Non-Votes, and Common Shares not represented at the meeting will have the same effect as a vote against this proposal. Broker discretionary voting is not permitted.
Proposal 3: Approval of the Company’s Amended and Restated Declaration of Trust	FOR AGAINST ABSTAIN	The affirmative vote of at least a majority of Common Shares outstanding.	Abstentions, Broker Non-Votes, and Common Shares not represented at the meeting will have the same effect as a vote against this proposal. Broker discretionary voting is not permitted.
Proposal 4: Approval of an investment advisory agreement with Ellington Credit Company Management LLC, our external manager	FOR AGAINST ABSTAIN	The affirmative vote of the lesser of: (A) the holders of 67% or more of the Common Shares present at the meeting, if the holders of more than 50% of the Common Shares are present; or (B) the holders of a majority of Common Shares outstanding.	Abstentions and Common Shares not represented at the meeting will have the same effect as a vote against this proposal. Broker discretionary voting is not permitted. Broker non-votes will not be considered present at the meeting for quorum, voting or any other purpose.
Proposal 5: An Advisory (Non-Binding) “Say on Pay” Vote to Approve Executive Compensation	FOR AGAINST ABSTAIN	The affirmative vote of a majority of the votes cast at the Annual Meeting. Voting for this proposal is being conducted on an advisory basis and, therefore, the voting results will not be binding on the Company, the Board of Trustees or the Compensation Committee.	Abstentions, Broker Non-Votes and Common Shares not otherwise represented at the Annual Meeting are not treated as votes cast and will have no effect on the outcome of this proposal.
Proposal 6: Ratification of the Appointment of Independent Registered Public Accounting Firm for the year ending December 31, 2024	FOR AGAINST ABSTAIN	The affirmative vote of a majority of the votes cast on this matter.	Pursuant to Maryland law, abstentions and broker non-votes are not included in the determination of the Common Shares voting on such matters, but are counted for quorum purposes. Because this is considered a routine matter under NYSE rules, broker non-votes will not arise in connection with, and thus will have no effect on, this proposal.

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Q.What will happen if the proposals are not approved?
A.If shareholders do not approve all of the proposals, the Board will consider what further actions to take, including adjourning the Annual Meeting to a later date and making a reasonable effort to solicit sufficient support for the proposals. If, following such adjournment, the Board determines that the approval of the proposals is unlikely to occur, the Board will consider alternatives.
Please note that if shareholders do not approve each of the Contingent Proposals, the Company will not be able to effectuate the next steps of the Strategic Transformation and will therefore continue operating as a taxable C-Corporation, including incurring U.S. federal income tax on the portion of our taxable income that we are not able to offset with our NOLs (and incur U.S. federal income tax on all of our taxable income if our NOLs are fully utilized).
These proposals are presented to you separately in this Proxy Statement in accordance with SEC rules and guidance. However, the Conversion is contingent on the approval by shareholders of all of the Contingent Proposals. Thus, the Company will not take the proposed action, even if one of the Contingent Proposals is approved, if any one of the Contingent Proposals fails to be approved.
Q.Will there be any other items of business on the agenda?
A.The Board of Trustees does not know of any other matters that may be brought before the Annual Meeting nor does it foresee or have reason to believe that proxy holders will have to vote for substitute or alternate nominees for election to the Board of Trustees. The Company’s Bylaws limit the business to be conducted at the Annual Meeting to the purpose or purposes stated in the notice. In the event that any other matter should come before the Annual Meeting or any nominee is not available for election, the persons named in the enclosed proxy will have discretionary authority to vote all proxies with respect to such matters in accordance with their discretion.
Q.What happens if I submit my proxy without providing voting instructions on one or more proposals?
A.Proxies properly submitted will be voted at the Annual Meeting in accordance with your directions. If the properly submitted proxy does not provide voting instructions on a proposal, the proxy will be voted, except in the case of a broker non-vote, in favor of (FOR ALL) of the trustee nominees listed in “Proposal 1—To elect the six trustees nominated and recommended by our current Board of Trustees, each to serve until the expiration of the term of office or until such time as their respective successors are elected and qualified,” in favor of (FOR) “Proposal 2—To approve a change in the Company’s legal form from a Maryland real estate investment trust to a Delaware statutory trust,” in favor of (FOR) “Proposal 3—To approve the Company’s Amended and Restated Declaration of Trust,” in favor of (FOR) “Proposal 4—To approve an investment advisory agreement with Ellington Credit Company Management LLC, our external manager” in favor of (FOR) “Proposal 5—An Advisory (Non-Binding) “Say on Pay” Vote to Approve Executive Compensation,” and in favor of (FOR) “Proposal 6—Ratification of the Appointment of Independent Registered Public Accounting Firm for the year ending December 31, 2024.”
Q.Will anyone contact me regarding this vote?
A.You may receive a call from Morrow Sodali LLC (“Morrow”), a professional proxy solicitation firm retained by the Company, to verify that you received your proxy materials, to answer any questions you may have about the proposals in this Proxy Statement, and to encourage you to vote your proxy.
Once your vote has been registered with the proxy solicitor, your name will be removed from the solicitor’s follow-up contact list.
Q.What is a proxy solicitor?
A.A proxy solicitor is a specialist firm hired to help companies gather proxy votes from shareholders. Proxy solicitors proactively contact shareholders to explain proposals and encourage voting.
Q.Who will pay for this proxy solicitation?
A.We will pay all of the expenses related to the preparation, printing, and mailing of the proxy materials and any additional materials furnished to shareholders. We have retained Morrow, for a fee of $[ ], plus reimbursement of authorized costs and expenses incurred on our behalf. Additionally, if Morrow is requested to implement a telephone solicitation of shareholders, it will be entitled to a fee of $[ ] per shareholder contacted. We will also reimburse Morrow for its reasonable out-of-pocket expenses and indemnify Morrow against certain claims, liabilities, losses, damages and expenses. In addition, we may reimburse banks, brokers and other nominees representing beneficial owners of Common Shares for their expenses in forwarding soliciting materials to such beneficial owners. Proxies may also be solicited by our trustees and officers and certain employees of EMG personally or by telephone without additional compensation for such activities. We also will request persons, firms, and corporations holding Common Shares in their names or in the

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names of their nominees, which are beneficially owned by others, to send appropriate solicitation materials to such beneficial owners. We will reimburse such holders for their reasonable expenses.
Q.May shareholders ask questions at the Annual Meeting?
A.Yes. You may vote and submit questions while attending the Annual Meeting virtually. You will need the sixteen-digit control number included on your Notice, your proxy card or on the instructions that accompanied your proxy materials in order to be able to enter the meeting.
Q.What does it mean if I receive more than one proxy card?
A.It probably means that your Common Shares are registered differently and are in more than one account. Sign and return all proxy cards, or vote by the methods provided by your broker to ensure that all your Common Shares are voted.
Q.Can I change my vote after I have voted?
A.Yes. A shareholder may revoke a proxy at any time prior to its exercise by filing with our Secretary a duly executed revocation of proxy, by properly submitting by mail a proxy to our Secretary bearing a later date or by attending the meeting online and voting. Attendance at the meeting will not by itself constitute revocation of a proxy.
Q.Can I find additional information on the Company’s website?
A.Yes. Our Internet website is located at www.ellingtoncredit.com. Although the information contained on our website is not part of this Proxy Statement, you can view additional information on our website, such as our Corporate Governance Guidelines, our Code of Business Conduct and Ethics, charters of the committees of our Board and reports that we have filed with the Securities and Exchange Commission, or “SEC.”
We are furnishing this Proxy Statement for the purpose of soliciting your proxy. The Board of Trustees of Ellington Credit Company requests that you submit your proxy to allow the representation and voting of your Common Shares at our Annual Meeting.
Q.Who can help answer any questions?
A.If you have questions about the proposals or if you need additional copies of the Proxy Statement or the enclosed proxy card you should contact:
Ellington Credit Company
53 Forest Avenue,
Old Greenwich, Connecticut 06870
Attention: Secretary
Telephone: (203) 409-3585
You may also contact the proxy solicitor at:
Morrow Sodali LLC
333 Ludlow Street
5th Floor, South Tower
Stamford, Connecticut 06902
Individuals (toll-free): (800) 662-5200
Banks and brokerage firms, please call collect: (203) 658-9400
Email: EARN@investor.morrowsodali.com
You may also obtain additional information about the Company from documents filed with the SEC by following the instructions in the section entitled “Where You Can Find More Information.”

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PROPOSAL 1: ELECTION OF TRUSTEES
Identifying and Evaluating Nominees for Trustee
The Board is pleased to present six nominees for election to the Board at our Annual Meeting, all of whom currently serve as trustees of Ellington Credit Company (formerly known as Ellington Residential Mortgage REIT) and, if elected, would serve as trustees of the Company following the Conversion. [Four] of the nominees are not “interested persons” of the Company, as defined in the 1940 Act (the “Independent Trustees”).
Information Regarding the Nominees
To assist you in assessing our Board’s nominees, we have set forth below biographical descriptions and certain other information with respect to each nominee for election as a trustee at the Annual Meeting, including the experience, qualifications, attributes, or skills of each nominee that led us to conclude that such person should serve as a trustee.

Name, Address and Year of Birth	Position(s) With the Company	Term of Office and Length of Time Served	Principal Occupation(s) During Past Five Years	Number of Portfolios in the Fund Complex to be Overseen	Other Directorships Held During Past Five Years
Robert B. Allardice, III 1946	Chairman of the Board, Nominee	Board Member until 2024 annual shareholder meeting. Has served on the Board since May 2013 and has served as Chairman since January 2021.	Private Investor	1
Director, member of the audit committee, and chairman of the finance, investment and risk management committee of The Hartford Financial Services Group, Inc. (NYSE: HIG), from September 2008 until June 2023.
Director of GasLog Partners LP (NYSE: GLOP) from October 2014 until January 2021.

Michael W. Vranos 1961	Co-Chief Investment Officer & Trustee, Nominee	Board Member until 2024 annual shareholder meeting. Has served on the Board since the Company’s inception in September 2012.	Co-Chief Investment Officer of the Company (since October 2012) Chief Executive Officer and President of the Manager (since October 2012) Co-Chief Investment Officer of Ellington Financial Inc. (since June 2009) Founder and Chief Executive Officer of EMG (since December 1994)	1	Director of Ellington Financial Inc. from August 2007 until August 2018.

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Name, Address and Year of Birth	Position(s) With the Company	Term of Office and Length of Time Served	Principal Occupation(s) During Past Five Years	Number of Portfolios in the Fund Complex to be Overseen	Other Directorships Held During Past Five Years
Laurence E. Penn 1962	Chief Executive Officer, President & Trustee, Nominee	Board Member until 2024 annual shareholder meeting. Has served on the Board since the Company’s inception in September 2012.	Chief Executive Officer and President of the Company (since October 2012) Vice Chairman of EMG (since 1995) Executive Vice President of our Manager at EMG and member of EMG’s Investment and Risk Management Committee (since 1995) Chief Executive Officer and President of Ellington Financial Inc. (since August 2007)	1	Trustee of Ellington Income Opportunities Fund, a closed-end management investment company, since October 2018. Director of Ellington Financial Inc. since 2007.
Ronald I. Simon, Ph.D. 1938	Trustee, Nominee	Board Member until 2024 annual shareholder meeting. Has served on the Board since May 2013.	Private Investor and Financial Consultant	1
Director of Ellington Financial Inc. since 2007. Chairman of the Board of Directors and Chairman of the Audit Committee since January 2021.
Director of the successor company of SoftNet, Inc., American Independence Corp. (“AIC”), from 2002 until August 2016, when AIC was acquired by Independence Holdings Company (“IHC”).
Director of IHC from August 2016 until February 2022. Member of the Audit Committee of IHC from November 2017 until February 2022.

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Name, Address and Year of Birth	Position(s) With the Company	Term of Office and Length of Time Served	Principal Occupation(s) During Past Five Years	Number of Portfolios in the Fund Complex to be Overseen	Other Directorships Held During Past Five Years
David J. Miller 1959	Trustee, Nominee	Board Member until 2024 annual shareholder meeting. Has served on the Board since May 2013.	Private Investor	1
Director of Everstory Inc since November 2022.
Director of J.G. Wentworth since January 2018. Chairman of the Board since January 2018.
Director of Prima Insurance since July 2018. Chairman of the Risk and Control Committee since July 2018.
Director of Figure Acquisition Corp. (NYSE: FACA) from February 2021 until December 2022 and Chair of the Audit Committee from February 2021 until December 2022.
Director of StoneMor Inc. (NYSE: STON) from July 2021 until November 2022 and Chairman of the Compensation, Nominations & Governance Committee and as a member of the Audit Committee from July 2019 until November 2022.
Director of Lombard International Assurance from July 2015 until his resignation in December 2023.

Mary McBride 1955	Trustee, Nominee	Board Member until 2024 annual shareholder meeting. Has served on the Board since March 2021.	President of CoBank, ACB from 2013 until 2016 Private Investor	1
Director of Intrepid Potash Inc., a diversified minerals company, since May 2020.
Director of CatchMark Timber Trust, Inc., a real estate company that invests in timberlands, from February 2018 until September 2022.

Our Board recommends a vote “FOR ALL” of the nominees listed below for election as trustees (Proposal 1 on the proxy card).

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PROPOSAL 2: APPROVAL OF A CHANGE IN THE COMPANY’S LEGAL FORM FROM A MARYLAND REAL ESTATE INVESTMENT TRUST TO A DELAWARE STATUTORY TRUST
The Board is asking shareholders to approve the change of the Company’s legal form of organization from a REIT formed under the laws of the State of Maryland into a statutory trust formed under the laws of Delaware, and the concurrent redomiciliation of the Company from Maryland to Delaware. From its inception through December 31, 2023, the Company elected to be and was taxed as a REIT for U.S. federal income tax. Effective January 1, 2024, the Company revoked its REIT election for tax year 2024 and since that date has operated as a taxable C‑Corporation. The Company was established under what it believed to be the optimal form of organization at the time of its formation while operating as a REIT. However, in light of the Company’s revocation of its REIT election and in anticipation of registering with the SEC as a registered closed-end fund under the 1940 Act that would be treated as a RIC under the Code, the Company believes that a Maryland REIT no longer represents the optimal corporate form for the Company. Instead, the Board believes that the Delaware statutory trust is the most favorable form of organization for registered investment companies due to a variety of advantages associated with that corporate form, including, among others:
Greater Legal Certainty
The Board believes that the comprehensive body of law in Delaware may reduce legal uncertainty and risk. For example, the Delaware Statutory Trust Act (the “DSTA”), which governs the formation and operation of Delaware statutory trusts, entitles shareholders to the same limitation of personal liability extended to shareholders of Delaware for-profit corporations (generally limited to the price of the stock). Delaware is also known for its sophisticated business courts and a well-established body of legal precedent governing business entities generally and investment companies specifically, which might be relied upon for interpretation of the relevant statutes. Maryland law is not as developed as Delaware law with respect to investment companies in particular. In this regard, the DSTA has developed to accommodate the unique governance needs of investment companies.
Market Familiarity
The Board believes that investors, counterparties, regulators, and other parties recognize the DSTA as the predominant corporate form for registered investment companies and are familiar with its structure. Accordingly, redomiciling to Delaware could result in substantial efficiencies, both in terms of reduced costs in determining the requirements of law in unique circumstances and the certainty of operating routinely in a familiar environment.
Flexibility
The Board believes that, relative to alternatives, the Delaware statutory trust form of organization provides beneficial flexibility to the Company in terms of its administration, which potentially could lead to greater operating efficiencies and lower expenses for shareholders, certainty regarding limiting their liability for the obligations of the Company or its Trustees, and flexibility in structuring shareholder voting rights and shareholder meetings. In addition, the Company may be able to realize greater operating efficiencies because the Delaware statutory trust corporate form would permit the Company to operate under uniform, modern and flexible governing documents that would streamline the governance process and could reduce costs associated with governance and compliance monitoring.
If the Conversion is approved, you will become a shareholder of a registered closed-end fund organized as a Delaware statutory trust instead of a Maryland REIT. The Company’s shares will continue to be listed and traded on the NYSE under the same ticker symbol (EARN), and the Company will remain subject to the rules of the NYSE and the standards set forth in the NYSE’s Listed Company Manual.
Our Board recommends a vote “FOR” approval of this resolution (Proposal 2 on the proxy card). Please note that the Company will not pursue the Conversion as currently proposed if shareholders do not approve this Proposal 2 and each of the other Contingent Proposals (as defined above).

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PROPOSAL 3: TO APPROVE THE COMPANY’S AMENDED AND RESTATED DECLARATION OF TRUST
Section 10.3 of the Company’s existing Amended and Restated Declaration of Trust (the “Declaration of Trust”) requires amendments to be advised by the Board and approved by the affirmative vote of shareholders entitled to cast a majority of all the votes entitled to be cast on the matter. The Company’s Declaration of Trust was originally structured to align with the structure, form and provisions commonly used by real estate investment trusts. The Board is now advising that the Company amend and restate its Declaration of Trust to better align with the structure, form and provisions commonly used by registered closed-end funds and Delaware statutory trusts. The proposed Amended and Restated Declaration of Trust (the “Proposed Amendment”) is included as Appendix A to this Proxy Statement.
Key Terms of the Proposed Amended and Restated Declaration of Trust
Purpose
Under the Declaration of Trust, the purpose of the Company will be to engage in any lawful act or activity and to exercise any powers permitted to a statutory trust organized under the DSTA. In furtherance of the foregoing, it shall be the purpose of the Company to do everything necessary, suitable, convenient or proper for the conduct, promotion and attainment of any businesses and purposes which at any time may be incidental or may appear conducive or expedient for the accomplishment of the business of an investment company within the meaning of the 1940 Act and which may be engaged in or carried on by a statutory trust organized under the DSTA, and in connection therewith the Company shall have the power and authority to engage in the foregoing and may exercise all of the powers conferred by the laws of the State of Delaware upon a Delaware statutory trust.
The Declaration of Trust contains provisions that could make it more difficult for a potential acquirer to acquire the Company by means of a tender offer, proxy contest or otherwise. The Board may, without shareholder action, authorize the issuance of shares in one or more classes or series, including preferred shares; the Board may, without shareholder action, amend the Company’s Declaration of Trust to increase the number of the Common Shares, of any class or series, that the Company will have authority to issue or to divide the Board into multiple classes. These provisions are expected to discourage certain coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of the Company to negotiate first with the Board. We believe that the benefits of these provisions outweigh the potential disadvantages of discouraging any such acquisition proposals because, among other things, the negotiation of such proposals may improve their terms.
Common Shares
The terms of the Proposed Amendment authorize an unlimited number of Common Shares of beneficial interest of any class, par value $0.01 per share. The Proposed Amendment provides that the Board may classify or reclassify any unissued Common Shares into one or more classes or series of Common Shares or preferred shares by setting or changing the preferences, conversion or other rights, voting powers, restrictions, or limitations as to dividends, qualifications, or terms or conditions of redemption of the shares. Under the terms of the Proposed Amendment, shareholders shall be entitled to the same limited liability extended to shareholders of private Delaware for profit corporations formed under the Delaware General Corporation Law, 8 Del. C. § 100, et. seq. The Proposed Amendment provides that no shareholder shall be liable for any debt, claim, demand, judgment or obligation of any kind of, against or with respect to the Company by reason of being a shareholder, nor shall any shareholder be subject to any personal liability whatsoever, in tort, contract or otherwise, to any person in connection with the Company’s assets or the affairs of the Company by reason of being a shareholder. In addition, except as may be provided by the Board in setting the terms of any class or series of Common Shares, no shareholder shall be entitled to exercise appraisal rights in connection with any transaction.
Under the terms of the Proposed Amendment, all Common Shares will have equal rights as to voting and, when they are issued, will be duly authorized, validly issued, and fully paid. Dividends and distributions may be paid to the holders of Common Shares if, as and when authorized by the Board and declared by the Company out of funds legally available therefor. Except as may be provided by the Board in setting the terms of classified or reclassified shares, the Common Shares will have no preemptive, exchange, conversion, appraisal or redemption rights. In the event of the Company’s liquidation, dissolution or winding up, each share of the Common Shares would be entitled to share pro rata in all of the Company’s assets that are legally available for distribution after the Company pays all debts and other liabilities and subject to any preferential rights of holders of the Company’s preferred shares, if any preferred shares are outstanding at such time. Subject to the rights of holders of any other class or series of shares, each share of Common Shares will be entitled to one vote on all matters submitted to a vote of shareholders, including the election of trustees. Except as may be provided by the Board in setting the terms of classified or reclassified shares, and subject to the express terms of any class or series of preferred shares, the holders of the Common Shares will possess exclusive voting power. There will be no cumulative voting in the election of trustees. Subject to the special rights of the holders of any class or series of preferred shares to elect trustees, each Trustee will be elected by a plurality of the votes cast with respect to such trustee’s election except in the case of a “contested

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election” (as defined in the Company’s bylaws), in which case trustees will be elected by a majority of the votes cast in the contested election of trustees.
Limitation on Liability of Trustees and Officers; Indemnification and Advance of Expenses
The Declaration of Trust provides that, to the fullest extent permitted by applicable law, none of the Company’s officers, trustees or employees (if applicable) (each an “Indemnified Person”) will be liable to the Company or to any shareholder for any act or omission performed or omitted by any such Indemnified Person (including any acts or omissions of or by another Indemnified Person), in the absence of bad faith, willful misconduct, gross negligence or reckless disregard of the duties involved in the conduct of such Indemnified Person’s respective position.
The Declaration of Trust provides that the Company will indemnify each Indemnified Person for any loss or damage incurred by it in connection with any matter arising out of, or in connection with, the Company, including the operations of the Company and the offering of Common Shares, except for losses incurred by an Indemnified Person arising solely from the Indemnified Person’s own bad faith, willful misconduct, gross negligence or reckless disregard of the duties involved in the conduct of such Indemnified Person’s respective position.
Under the indemnification provision of the Declaration of Trust, expenses (including attorneys’ fees) incurred by each Indemnified Person in defending any action, suit or proceeding for which they may be entitled to indemnification shall be paid in advance of the final disposition of the action, suit or proceeding. However, any such indemnification or payment or reimbursement of expenses will be subject to the applicable requirements of the 1940 Act.
So long as the Company is regulated under the 1940 Act, the above indemnification and limitation of liability is limited by the 1940 Act or by any valid rule, regulation or order of the SEC thereunder. The 1940 Act provides, among other things, that a company may not indemnify any trustee or officer against liability to it or its security holders to which he or she might otherwise be subject by reason of his or her bad faith, willful misconduct, gross negligence or reckless disregard. In addition, the Company has obtained liability insurance for its officers and trustees.
Number of Trustees; Removal; Vacancies
The Declaration of Trust provides that the number of trustees will be set by the Board in accordance with the Company’s bylaws. The Declaration of Trust provides that a majority of the entire Board may at any time increase or decrease the number of trustees. The Declaration of Trust provides that the number of trustees generally may not be less than one or more than 15. Except as otherwise required by applicable requirements of the 1940 Act and as may be provided by the Board in setting the terms of any class or series of preferred shares, pursuant to an election under the Declaration of Trust, any and all vacancies on the Board may be filled only by the affirmative vote of a majority of the remaining trustees in office, even if the remaining trustees do not constitute a quorum, and any trustee elected to fill a vacancy will serve for the remainder of the full term of the trustee for whom the vacancy occurred and until a successor is elected and qualified, subject to any applicable requirements of the 1940 Act. Independent trustees will nominate replacements for any vacancies among the independent trustees’ positions.
The Declaration of Trust provides that a trustee may be removed only for cause and only by a majority of the remaining trustees (or in the case of the removal of a trustee who is not an interested person, a majority of the remaining trustees who are not interested persons).
The Declaration of Trust provides that a majority of the Board must be independent trustees except for a period of up to 60 days after the death, removal or resignation of an independent trustee pending the election of his or her successor.
Action by Shareholders
The Declaration of Trust provides that shareholders will only have voting rights as required by the 1940 Act or as otherwise provided for in the Declaration of Trust. Under the Declaration of Trust, the Company is required to hold an annual shareholder meeting for the election of trustees and the transaction of any business as determined by the trustees within the powers of the Company. Special meetings may be called at any time by a majority of the trustees or the Chief Executive Officer and shall be called by any trustee for any proper purpose upon written request of shareholders holding in the aggregate at least a majority of the outstanding shares of the Company, such request specifying the purpose or purposes for which such meeting is to be called. These provisions will have the effect of significantly reducing the ability of shareholders to have their proposals considered at a meeting of shareholders.
With respect to special meetings of shareholders, only the business specified in the Company’s notice of the meeting may be brought before the meeting. Nominations of persons for election to the Board at a special meeting may be made only (i) pursuant to the Company’s notice of the meeting or (ii) by the Board.

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A trustee may be removed for cause only by action taken by a majority of the remaining trustees (or in the case of the removal of a trustee that is not an “interested person” as defined in the 1940 Act, a majority of the remaining trustees that are not “interested persons” as defined in the 1940 Act).
Amendment of the Declaration of Trust; No Shareholder Approval
The trustees may, without shareholder vote, amend or otherwise supplement the Declaration of Trust. Shareholders shall only have the right to vote: (i) on number and qualifications of trustees, terms and elections of trustees, resignation or removal of trustees, termination of the trust, amendments to the Declaration of Trust’s amendment provisions, and merger, consolidation and sale of Trust assets; (ii) on any amendment that would adversely affect the powers, preferences or special rights of the Common Shares as determined by the trustees in good faith; and (iii) which would change any rights with respect to any Shares of the Company by reducing the amount payable thereon upon liquidation of the Company or by diminishing or eliminating any voting rights pertaining thereto. A proposed amendment to the Declaration of Trust requires the affirmative vote of a majority of the Board present (a quorum being present) at a meeting for adoption or, without a meeting, written consent to the amendment by the number of trustees required for approval at a meeting of the trustees at which all of the trustees are present and voted. The Declaration of Trust provides that the Board has the exclusive power to adopt, alter or repeal any provision of the Company’s bylaws and to make new bylaws.
Merger, Consolidation and Sale of Assets
The Board may, without the approval of holders of the outstanding Common Shares, cause and approve a merger, conversion or other reorganization of the Company. The Board may also cause the sale of all or substantially all of the Company’s assets under a foreclosure or other realization without shareholder approval. Shareholders are not entitled to dissenters’ rights of appraisal under the Declaration of Trust or applicable Delaware law in the event of a merger, conversion or consolidation, a sale of all or substantially all of the Company’s assets or any other similar transaction or event. Notwithstanding the foregoing, shareholders will be given an opportunity to vote on such a transaction if required by the 1940 Act.
Derivative Actions
No person who is not a shareholder, other than a trustee, shall be entitled to bring any derivative action, suit or other proceeding on behalf of the Company. No shareholder may maintain a derivative action on behalf of the Company unless a certain percentage of the outstanding Common Shares, as disclosed in the Declaration of Trust, join in the bringing of such action.
In addition to the requirements set forth in Section 3816 of the DSTA, a shareholder may bring a derivative action on behalf of the Company only if the following conditions are met: (i) the shareholder or shareholders must make a pre-suit demand upon the Board to bring the subject action unless an effort to cause the Board to bring such an action is not likely to succeed; and a demand on the Board shall only be deemed not likely to succeed and therefore excused if a majority of the Board, or a majority of any committee established to consider the merits of such action, is composed of Board who are not “independent trustees” (as that term is defined in the DSTA); and (ii) unless a demand is not required under clause (i) above, the Board must be afforded a reasonable amount of time to consider such shareholder request and to investigate the basis of such claim; and the Board shall be entitled to retain counsel and other advisors in considering the merits of the request and may require an undertaking by the shareholders making such request to reimburse the Company for the expense of any such counsel and advisors in the event that the Board determines not to bring such action. The conditions on a shareholder’s ability to bring a derivative action do not apply to claims arising under the federal securities laws. For purposes of this paragraph, the Board may designate a committee of one or more trustees to consider a shareholder demand.
In addition to all suits, claims or other actions (collectively, “claims”) that under applicable law must be brought as derivative claims, each shareholder agrees that any claim that affects all shareholders of the Company or any series or class equally, that is, proportionately based on their number of Common Shares in the Company or in such series of class, must be brought as a derivative claim subject to the derivative actions section of the Declaration of Trust irrespective of whether such claim involves a violation of the shareholder’s rights under the Declaration of Trust or any other alleged violation of contractual or individual rights that might otherwise give rise to a direct claim.
Conflicts with 1940 Act
The Declaration of Trust provides that if any provision of the Declaration of Trust conflicts with the 1940 Act, the regulated investment company provisions of the Code or with any other applicable laws and regulations, the applicable provisions of applicable law will control.
Our Board recommends a vote “FOR” approval of this resolution (Proposal 3 on the proxy card). Please note that the Company will not pursue the Conversion as currently proposed if shareholders do not approve this Proposal 3 and each of the other Contingent Proposals (as defined above).

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PROPOSAL 4: APPROVAL OF AN INVESTMENT ADVISORY AGREEMENT WITH ELLINGTON CREDIT COMPANY MANAGEMENT LLC
Following the Conversion, the Company, as a registered closed-end investment management company, will be subject to Section 15 of the 1940 Act, which imposes certain requirements on the initial approval and subsequent continuance of investment advisory and underwriting contracts with a registered investment company, including the approval of the investment advisory agreement by a majority of the investment company’s shareholders. Therefore, in accordance with Section 15 of the 1940 Act, the Board is asking shareholders to approve an investment advisory agreement between the Company and the Manager (the “Investment Advisory Agreement”) to take effect upon completion of the Conversion. An investment advisory agreement enumerates the services and facilities that the adviser will provide, the fee structure, the expenses to be borne by the respective parties, and other matters relating to the relationship between a fund and its investment adviser.
The Manager has provided investment management services to the Company since its inception pursuant to a management agreement between the Company and the Manager, as amended and restated from time to time (the “Management Agreement”). In a series of amendments earlier this year, the Board determined to amend the Management Agreement to enable the Manager to implement the new investment strategy and to more closely align the fee structure with those of CLO-focused registered closed-end funds.
The terms of the existing Management Agreement, including the definitions of various capitalized terms used below, are described in more detail under the headings “Fees and Expenses” and “Performance Fee Summary” later in this section. Pursuant to the existing Management Agreement, the Company pays the Manager the “Base Management Fee” equal to the product of 1.50% per annum on the Net Asset Value. The Base Management Fee is prorated for partial quarterly periods based on the number of days in such partial period compared to a 90-day quarter and is calculated and payable quarterly in arrears. Pursuant to the existing Management Agreement, the Company also pays the Manager the “Performance Fee,” which is calculated and payable quarterly in arrears based upon the Company's Pre-Performance Fee Net Investment Income with respect to each fiscal quarter, and is subject to a Hurdle Amount over the Company’s Net Asset Value of Common Equity, and a "catch-up" feature. The Performance Fee is more fully described below under “Performance Fee Summary.” The Base Management Fee and the Performance Fee that would be payable to the Manager under the Investment Advisory Agreement are the same Base Management Fee and Performance Fee currently payable to the Manager under the existing Management Agreement. Further, unlike the Investment Advisory Agreement, under the terms of the existing Management Agreement, the Manager is entitled to a termination fee under certain circumstances. The Manager has agreed that it will not receive any termination fee in connection with the termination of the existing Management Agreement if all of the Contingent Proposals are approved and the Conversion and Strategic Transformation are completed. The Manager has agreed to waive all of the Performance Fees payable under the existing Management Agreement through the remainder of 2024. Similarly, the Manager has agreed to waive all of the Performance Fees payable under the Investment Advisory Agreement for all fiscal periods through the remainder of 2024.
[At a Board Meeting held on [ ], 2024 called specifically to address the proposed approval of the Investment Advisory Agreement, the Board, including a majority of the Trustees who are not “interested persons” of the Company (the “Independent Trustees”), approved the Investment Advisory Agreement, subject to shareholder approval. The Company is now seeking shareholder approval of the Investment Advisory Agreement. Section 15(a) of the 1940 Act makes it unlawful for any person to serve as investment adviser except pursuant to a written contract that has been approved by a majority vote of the outstanding voting securities of the investment company, which means the lesser of: (1) more than 50% of the outstanding voting securities of a fund; or (2) 67% or more of the voting securities of the fund present at the meeting if more than 50% of the outstanding voting securities of the fund are present or represented by proxy.]
The address for each of the Manager’s principal executive officers and directors remains 53 Forest Avenue, Old Greenwich, CT 06870.
EMG is an established investment and advisory firm managing a diverse credit platform. EMG began investing in CLOs in 2012, and its senior investment professionals focused on CLOs have an average of twenty-one years of experience in corporate and structured credit. EMG has extensive expertise in managing CLO investments, and we believe it has deep credit, structural, and fundamental analysis; understanding of market dynamics and technical factors; and strong risk management.
EMG employs both proprietary and third-party models and systems to guide its CLO investment process, enabling real-time analysis of investment opportunities and associated risks across various scenarios.
Michael Vranos and Gregory Borenstein will jointly and primarily manage the portfolio of the Company if the Conversion is completed.

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Gregory Borenstein is a Managing Director and the Head of Corporate Credit at Ellington Management Group, and is responsible for the firm’s secondary CLO investing business. Mr. Borenstein joined Ellington in 2012 to establish and grow the firm’s CLO capabilities, which today represents an important source of investments across the firm's clients. In addition to CLOs, he is responsible for the management of Index and Bespoke Tranches and is closely involved in the development of hedging strategies and broader portfolio management across the firm. Prior to joining Ellington, Mr. Borenstein was a member of the Secondary CLO trading desk at Goldman Sachs, where he traded both U.S. and European CLOs, along with Trust Preferred Securities (TruPS). He began his career on Goldman Sachs’ Proprietary Structured Credit Desk, which managed a multi-billion dollar portfolio, where Mr. Borenstein primarily focused on CLOs and credit derivatives. Mr. Borenstein holds degrees in Applied Mathematics and Economics from Johns Hopkins University.
Michael Vranos has been the Company’s Co-Chief Investment Officer since October 2012, and he is also the Chief Executive Officer and President of our Manager. Mr. Vranos is the founder and Chief Executive Officer of EMG, which he founded in December of 1994. At EMG, Mr. Vranos oversees all portfolio management decisions and personnel. Mr. Vranos also serves as Co-Chief Investment Officer of Ellington Financial Inc. (NYSE: EFC) (“EFC”). Mr. Vranos graduated magna cum laude, Phi Beta Kappa with a B.A. in Mathematics from Harvard University.

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Comparison of the Advisory Agreements
The following table provides a comparison of material terms of the existing Management Agreement and the Investment Advisory Agreement. The table is intended as a summary. Additional information follows the table, and the terms are fully set forth in the Investment Advisory Agreement, which is included as Appendix B to this Proxy Statement.

Term	Existing Management Agreement	Proposed Investment Advisory Agreement
Parties	Manager and the Company	Manager and the Company
Investment Strategy	Acquiring corporate collateralized loan obligations and related assets, with an emphasis on mezzanine debt and equity tranches.	The investment strategy is the same as the one set forth in the existing Management Agreement.
Advisory Fees
The Company pays the Manager the Base Management Fee equal to the product of 1.50% per annum on the “Net Asset Value,” which is equal to the figure that is equal to the total assets of the Company minus its total liabilities, as of the end of such fiscal quarter. The Base Management Fee is prorated for partial quarterly periods based on the number of days in such partial period compared to a 90-day quarter and is calculated and paid quarterly in arrears.
The Company also pays the Manager a Performance Fee, which is calculated and payable quarterly in arrears based upon the Company's Pre-Performance Fee Net Investment Income (as defined below) with respect to each fiscal quarter, and is subject to a Hurdle Amount, which is the product of the “Hurdle Rate” of 2.00% per quarter (8.00% annually) and the Company’s Net Asset Value of Common Equity, which is the portion of Net Asset Value attributable to common equity, and a "catch-up" feature. The Performance Fee is more fully described below under “Performance Fee Summary.”
The Base Management Fee and the Performance Fee are the same as those set forth in the existing Management Agreement.
Fee Waiver	The Manager has waived all of the Performance Fees that would be payable under the Management Agreement for all fiscal periods through the remainder of 2024.	The Manager would also waive all of the Performance Fees payable under the Investment Advisory Agreement for all fiscal periods through the remainder of 2024.
Effective Date	The Management Agreement initially took effect on September 24, 2012, and was subsequently amended and restated for the sixth time on June 25, 2024.	The effective date of the Investment Advisory Agreement, subject to shareholder approval, will be on the closing date of the Conversion.
Duration	Unless terminated earlier, the Management Agreement expires on June 25, 2025.	The Investment Advisory Agreement will have an initial term of two years.
Renewal Provisions	The Management Agreement will renew automatically for successive one-year periods.	In accordance with Section 15(c) of the 1940 Act, following an initial two-year term, the Investment Advisory Agreement may be continued for additional one-year periods, so long as its continuance is approved at least annually by (i) the Board or (ii) a vote of a majority of the outstanding voting securities of the Company, provided that in either event continuance is also approved by a majority of the trustees who are not parties to the agreement and are not “interested persons” of the Company as that term is defined in the 1940 Act (“Independent Trustees”).

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Term	Existing Management Agreement	Proposed Investment Advisory Agreement
(continued)
Non-Renewal and Termination Provisions
Either party may elect not to renew the Management Agreement at the expiration of the initial term or any renewal term for any or no reason by notice to the other party at least 180 days, but not more than 270 days, prior to the end of the term. Upon a non-renewal, the Company is responsible for paying the Manager the Termination Fee.
The “Termination Fee” is equal to five percent (5%) of the Net Asset Value as of the month-end preceding the date of the notice of termination or non-renewal.
The Company may terminate the Manager based on performance, upon either the affirmative vote of at least a majority the members of the Board or the affirmative vote of the holders of at least a majority of the outstanding common shares, based upon unsatisfactory performance by the Manager that is materially detrimental to the Company or a determination by the non-interested trustees that the management fees payable to the Manager under the Management Agreement are not fair, subject to the Manager’s right to prevent such a termination by accepting a mutually acceptable reduction of such management fees. Upon a termination based on performance, the Company would be required to pay the Manager the Termination Fee.

The Investment Advisory Agreement will automatically terminate upon assignment and may be terminated upon 60 days’ notice by the Manager, by the Board or by a vote of a majority of outstanding securities of the Company.
The payment of termination fees is not contemplated by the Investment Advisory Agreement.

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Term	Existing Management Agreement	Proposed Investment Advisory Agreement
(continued)
Expenses Borne by Company	The Company bears all its operating expenses, including, but not limited to: (i) issuance and transaction costs incident to the acquisition, ownership, disposition and financing of investments; (ii) legal, regulatory, compliance, tax, accounting, consulting, auditing, administrative fees and expenses and fees and expenses for other similar services rendered to the Company by third-party service providers retained by the Manager; (iii) compensation and expenses of the Board; (iv) costs associated with the establishment and maintenance of credit facilities; (v) transfer agent, registrar and exchange listing fees; (vi) the Company’s allocable share of any costs and expenses incurred by the Manager or its Affiliates with respect to market information systems and publications, research publications and materials; (vii) settlement, clearing, trade confirmation and reconciliation, and custodial fees and expenses; (viii) all taxes and license fees; (ix) all other actual out of pocket costs and expenses relating to the Company’s business and investment operations, including, without limitation, the costs and expenses of acquiring, owning, protecting, maintaining, developing and disposing of investments, including appraisal, reporting, audit and legal fees; and (x) a pro rata portion of the costs of the wages, salaries and benefits incurred by the Manager with respect to certain designated personnel.	Except for the expenses that will be borne by the Manager, as described below, the Company will also bear all of its expenses, including, without limitation, (i) organizational and operating expenses; (ii) direct costs and expenses of administration, including for legal, accounting and auditing services; (iii) costs associated with calculating the Company’s NAV and with pricing and valuation services; (iv) fees required to be paid to the Company’s custodians and sub-custodians, administrators and sub-administrators, registrars, depositories, transfer agents, dividend disbursing agents and dividend reinvestment plan agents; (v) taxes; (vi) registration fees; (vii) costs of shareholder meetings; (viii) litigation and other extraordinary or non-recurring expenses; and (ix) and the allocable portion of overhead and other expenses incurred by Ellington Credit Company Administrator LLC in performing its obligations under the Administration Agreement, including, without limitation, rent, office supplies, the fees and expenses associated with performing compliance functions, and the Company’s allocable portion of the costs of compensation and related expenses of the Company’s chief financial officer, chief operating officer and their respective support staff operating expenses. A comprehensive list of the expenses to be borne by the Company is set forth in the Investment Advisory Agreement included as Appendix B to this Proxy Statement.
General Duties of Manager/Adviser	The Manager is required to manage, operate and administer day-to-day operations, business and affairs of the Company and its subsidiaries and oversee and use commercially reasonable efforts to conduct the Company’s investment activities.	The Manager will be required to act as the investment adviser to the Company and, as such, (i) determine the composition of the portfolio of the Company, the nature and timing of the changes therein and the manner of implementing such changes; (ii) identify, evaluate and negotiate the structure of the investments made by the Company; (iii) close, monitor, and service the Company’s investments; (iv) determine the securities and other assets that the Company will purchase, retain, or sell, and (v) provide the Company with such other investment advisory, research and related services as the Company may, from time to time, reasonably require for the investment of its funds.
Expenses Borne by Manager/Adviser	The Manager is responsible for the wages, salaries and benefits of certain dedicated officers that the Manager elects to provide. The Manager specifically agrees that the Company is not required to pay any portion of the rent, telephone, utilities, office furniture, equipment, machinery and other office, internal and overhead expenses of the Manager and its affiliates.	The Manager will bear the expense of all investment professionals of the Manager (and/or its affiliates) and their respective staffs, when and to the extent engaged in providing investment advisory and management services under the Investment Advisory Agreement, and the compensation and routine overhead expenses of such personnel allocable to such services will be provided and paid for by the Manager.

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Term	Existing Management Agreement	Proposed Investment Advisory Agreement
(continued)
Indemnification Obligations of Manager/Adviser to Company	The Manager indemnifies the Company for harms caused by the Manager’s willful misconduct, lack of good faith, or gross negligence, or reckless disregard of its duties or material breach.	The Manager will indemnify the Company for harms caused by the Manager’s willful misfeasance, lack of good faith, or gross negligence, or reckless disregard of its duties or material breach.
Amendment	The Management Agreement may be amended only by agreement in writing signed by the Company and the Manager.	The Investment Advisory Agreement will only be able to be amended by affirmative vote of the Board, including a majority of the Independent Trustees and, where required by the 1940 Act, by a vote or written consent of a “majority” (as defined by the 1940 Act) of the outstanding voting securities.
Governing Law	The Management Agreement is governed by the laws of the State of New York, without reference to the laws and principles regarding the conflict of interest laws thereof.	The Investment Advisory Agreement will be subject to the substantive laws of the State of New York, without reference to choice of law principles thereof, and in accordance with the 1940 Act.
Fees and Expenses
As stated above, pursuant to the existing Management Agreement, the Company pays the Manager a Base Management Fee equal to the product of 1.50% per annum on the “Net Asset Value,” which is equal to the figure that is equal to the total assets of the Company minus its total liabilities, as of the end of such fiscal quarter. The Base Management Fee is prorated for partial quarterly periods based on the number of days in such partial period compared to a 90-day quarter and is calculated and payable quarterly in arrears. The Base Management Fee in the Investment Advisory Agreement is identical.
In addition, pursuant to the existing Management Agreement, the Company also pays the Manager a Performance Fee, which is more fully detailed below under “Performance Fee Summary.” The Performance Fee in the Investment Advisory Agreement is identical.
Had the Investment Advisory Agreement been in place, the Company estimates that the Manager would have earned $[ ] in advisory fees for the year ended December 31, 2023, though most of this period predated the commencement of the Company’s Strategic Transformation.
The Investment Advisory Agreement is attached as Appendix B to this Proxy Statement. You should read the Investment Advisory Agreement in its entirety. The description in this Proxy Statement of the Investment Advisory Agreement is only a summary, which is qualified in its entirety by reference to the Investment Advisory Agreement.
The following table shows a comparison of the Company’s annual fees and expenses, shown as a percentage of Net Asset Value over the most recent fiscal year and proforma fees for the Company assuming the Investment Advisory Agreement had been in place.

Annual Fees and/or Expenses	Actual 2023 Expenses	Proforma with the Existing Management Agreement(1)	Proforma with the Proposed Investment Advisory Agreement(2)
Management/Advisory Fees	[ ]%	[ ]%	[ ]%
Performance Fee	n/a	[ ]%	[ ]%
Interest Payments and Fees on Borrowed Funds	[ ]%	[ ]%	[ ]%
Other Expenses	[ ]%	[ ]%	[ ]%
Total	[ ]%	[ ]%	[ ]%
(1)The Management Agreement was amended in 2024 to include a performance fee.
(2)The majority of the 2023 fiscal year predated the commencement of the Company’s Strategic Transformation.
Performance Fee Summary
Under the existing Management Agreement, the Company pays to the Manager a Performance Fee calculated and payable quarterly in arrears based upon the Company’s “Pre-Performance Fee Net Investment Income” with respect to each

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fiscal quarter, and is subject to a hurdle rate, expressed as a rate of return on the Company's common equity, equal to 2.00% per quarter (i.e. 8.00% per annum), and is subject to a "catch-up" feature. The Performance Fee in the Investment Advisory Agreement is identical.
Specifically:
•If the Company’s Pre-Performance Fee Net Investment Income for a fiscal quarter does not exceed the Hurdle Amount (as defined below) for such quarter, then no Performance Fee is payable to the Manager with respect to such quarter;
•If the Company’s Pre-Performance Fee Net Investment Income for a fiscal quarter exceeds the Hurdle Amount for such quarter but is less than or equal to 121.21% of the Hurdle Amount, then 100% of the portion of the Company’s Pre-Performance Fee Net Investment Income that exceeds the Hurdle Amount (the “Catch-Up”) is payable to the Manager as the Performance Fee with respect to such quarter.
◦Therefore, once the Company’s Pre-Performance Fee Net Investment Income for such quarter exactly reaches 121.21% of the Hurdle Amount, the Manager will have accrued a Performance Fee with respect to such quarter that is exactly equal to 17.5% of the Pre-Performance Fee Net Investment Income (because 21.21% of the Hurdle Amount (which is the Pre-Performance Fee Net Investment Income captured by the Manager during the Catch-Up phase) is equal to 17.5% of 121.21% of the Hurdle Amount (which is the entire Pre-Performance Fee Net Investment Income at the end of the Catch-Up phase)); and
•If the Company’s Pre-Performance Fee Net Investment Income for a fiscal quarter exceeds 121.21% of the Hurdle Amount for such quarter, then 17.5% of the Company’s Pre-Performance Fee Net Investment Income is payable to the Manager as the Performance Fee with respect to such quarter.
With respect to the Performance Fee, there will be no accumulation of the Hurdle Amount from quarter to quarter, no claw back of amounts previously paid if the Pre-Performance Fee Net Investment Income in any subsequent quarter is below the Hurdle Amount for such subsequent quarter, and no delay or adjustment of payment if the Pre-Performance Fee Net Investment Income in any prior quarter was below the Hurdle Amount for such prior quarter.
Both the existing Management Agreement and the Investment Advisory Agreement have the following definitions:
"Hurdle Amount" for any fiscal quarter means the result obtained by multiplying the Net Asset Value of Common Equity at the end of the immediately preceding fiscal quarter by the Hurdle Rate. The Hurdle Amount will be appropriately adjusted for any common share issuances or repurchases during the fiscal quarter.
"Hurdle Rate" means 2.00% per quarter, or 8.00% per annum. The Hurdle Rate will be appropriately prorated for partial quarterly periods based on the number of days in such partial period compared to a 90-day quarter.
"Net Asset Value" means the figure that is equal to the total assets of the Company minus its total liabilities.
“Net Asset Value of Common Equity” means the portion of Net Asset Value attributable to common equity.
"Pre-Performance Fee Net Investment Income" for any fiscal quarter means interest income (including accretions of discounts, amortization of premiums, and payment-in-kind income), dividend income, and any other income (including any fee income) earned or accrued by the Company during such fiscal quarter, minus the Company’s operating expenses for such quarter (which, for this purpose, will not include any litigation-related expenses, any extraordinary expenses, or Performance Fee). Pre-Performance Fee Net Investment Income does not include any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation. For purposes of computing Pre-Performance Fee Net Investment Income, the calculation methodology will look through total return swaps as if the Company owned the referenced assets directly. As a result, Pre-Performance Fee Net Investment Income includes net interest (whether positive or negative) associated with a total return swap, which is the difference between (a) the interest income and transaction fees related to the reference assets and (b) all interest and other expenses paid by the Company to the total return swap counterparty. In the case of an interest rate swap, Pre-Performance Fee Net Investment Income includes the net payments and net accruals of periodic payments.

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The following is a graphical representation of the calculation of the Performance Fee:

EARN
ELLINGTON CREDIT COMPANY

Quarterly Performance Fee
Company's Pre-Performance Fee Net Investment Income
(expressed as a percentage of the Company's Net Asset Value of Common Equity)

0%
2.00%
(Hurdle Rate)
2.424%
(Catch-Up)
0%
100%
17.5%
(no Performance Fee paid to the Manager)
(100% of Pre-Performance Fee Net Investment Income between Hurdle Rate and Catch-Up are paid to the Manager)
(17.5% of Pre-Performance Fee Net Investment Income is paid to the Manager)

Percentage of the Company's Pre-Performance Fee Net Investment Income allocated to the Performance Fee

The Performance Fee is based on our Pre-Performance Fee Net Investment Income, without considering any realized or unrealized gains or losses on our investments. As a result, (i) for quarters in which a Performance Fee is payable, such Performance Fee will exceed 17.5% of our GAAP net income if we generated net realized and unrealized losses on our investments during such quarter, (ii) our Manager could earn a Performance Fee for fiscal quarters during which we generate a GAAP net loss, and (iii) given the Performance Fee, our Manager might be incentivized to manage our portfolio using higher risk assets, using assets with deferred interest features, or using more financial leverage through indebtedness, to generate more income, both of which could result in higher investment losses, especially during economic downturns.
The Performance Fee is calculated quarterly, treating each quarter in isolation. As a result, the Hurdle Amount does not accumulate from quarter to quarter, and decreases in our Net Asset Value of Common Equity, such as those due to unrealized losses, will reduce the Hurdle Amount, potentially making it easier for our Manager to earn a Performance Fee. We will not have the ability to claw back, delay, or adjust the payment of any Performance Fee based on financial results in prior or subsequent quarters. In addition, over a series of quarters, if our Pre-Performance Fee Net Investment Income is positive in some quarters but negative in others, it is likely, when viewing the series of quarters as a whole, for the aggregate Performance Fee payable to our Manager to exceed 17.5% of our aggregate Pre-Performance Fee Net Investment Income. There is also a conflict of interest related to management's involvement in many accounting determinations (including but not limited to valuations and calculations of interest income) that can affect our Performance Fee.
The following tables illustrate and provide a comparison of the actual expenses paid and the hypothetical proforma (if the Investment Advisory Agreement was in place) expenses that you would pay on a $1,000 investment made January 1, 2023, assuming annual expenses attributable to shares remain unchanged and shares earn a 5% annual return:
Based on Actual Fiscal Year 2023 Expenses

	1 Year	3 Years	5 Years	10 Years
Actual for a $1,000 investment made on January 1, 2023	$[ ]	$[ ]	$[ ]	$[ ]
Based on Proforma (as if the existing Management Agreement had been in place) Expenses(1)

	1 Year	3 Years	5 Years	10 Years
Proforma for the existing Management Agreement for a $1,000 investment made on January 1, 2023	$[ ]	$[ ]	$[ ]	$[ ]
(1)The Management Agreement was amended in 2024 to include a performance fee.

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Based on Proforma (as if the proposed Investment Advisory Agreement had been in place) Expenses(1)

	1 Year	3 Years	5 Years	10 Years
Proforma for the proposed Investment Advisory Agreement for a $1,000 investment made on January 1, 2023	$[ ]	$[ ]	$[ ]	$[ ]
(1)The majority of the 2023 fiscal year predated the commencement of the Company’s Strategic Transformation.
The proforma table directly above is based on estimates that assume the proposed Investment Advisory Agreement was in place and that no performance fee was earned.
For the fiscal year ended December 31, 2023, the Manager earned $1.8 million in management fees under the terms of the Management Agreement that were in effect at such time.
Administration Agreement
Under the Administration Agreement, the Administrator will provide, or arrange for the provision of, the administrative services necessary for our operations, including, without limitation, furnishing us with office facilities and providing equipment, clerical, bookkeeping, record keeping and other administrative services. Payments under the Administration Agreement will be equal to an amount based upon our allocable portion of the Administrator’s overhead in performing its obligations under the Administration Agreement, including, without limitation, rent, office supplies, the fees and expenses associated with performing compliance functions and our allocable portion of the compensation and related expenses of our chief financial officer, chief operating officer and their respective support staff. To the extent the Administrator outsources any of its functions, we will pay the fees on a direct basis, without profit to the Administrator.
[Evaluation by the Board of Trustees of the Investment Advisory Agreement]
[To be included in a subsequent filing.]
Our Board recommends a vote “FOR” approval of this resolution (Proposal 4 on the proxy card). Please note that the Company will not pursue the Conversion as currently proposed if shareholders do not approve this Proposal 4 and each of the other Contingent Proposals (as defined above).

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PROPOSAL 5: AN ADVISORY (NON-BINDING) “SAY ON PAY” VOTE TO APPROVE EXECUTIVE COMPENSATION
In accordance with Dodd-Frank, Section 14A of the Exchange Act, and as required by Rule 14a-21 promulgated thereunder, our Board of Trustees is providing our shareholders with the opportunity to cast a non-binding advisory “say on pay” vote on a resolution to approve the compensation we pay to our named executive officers. Because the “say on pay” vote is advisory and is not binding on our Board or our Compensation Committee, neither the Board nor the Compensation Committee will be required to take any action as a result of the outcome of the vote. However, the Board values shareholders’ opinions and the Compensation Committee will take into consideration the outcome of the vote when making future executive compensation decisions. We note that, while the Company remains subject to the Rule 14a-21 requirements at this time, following the completion of the Conversion, if approved, the Company will no longer be required to undertake this non-binding proposal, as Rule 14a-21’s requirements do not apply to registered closed-end funds.
As described in the “Executive Compensation” section below, we are an externally managed company, all of our named executive officers for 2023 are employees of affiliates of our Manager or EMG, and we have no employees. Because our management agreement provides that our Manager is responsible for managing our affairs, our named executive officers for fiscal year 2023 did not receive any cash compensation directly from us or any of our subsidiaries for serving as our executive officers and we do not have any agreements with any of our named executive officers with respect to their cash compensation and we do not intend to enter into any such agreement or pay any cash compensation directly to them. Notwithstanding the foregoing, we are required by our management agreement to reimburse our Manager or EMG for the allocable share of the salary and other compensation (including cash bonuses) paid by our Manager or EMG to certain of our executive officers who dedicate all or a portion of their time to us, based on the estimated percentage of each officer’s time spent on our affairs, in each case with the amount of such compensation subject to the approval of our Compensation Committee. While all of our named executive officers devote some portion of their time to our affairs, for fiscal year 2023, we were only obligated to reimburse our Manager or EMG for compensation relating to Mr. Smernoff, our Chief Financial Officer, and Mr. Herlihy, our Chief Operating Officer. However, we have the discretion to pay annual cash bonuses and make incentive equity awards directly to our dedicated or partially dedicated executive officers, including our Chief Financial Officer and our Chief Operating Officer. The amount of compensation and incentive equity awards that we paid to our Chief Financial Officer and our Chief Operating Officer during 2023 and 2022, either directly or indirectly through reimbursements of our Manager or EMG, are described in the “Executive Compensation” section below.
This advisory “say on pay” vote gives our shareholders the opportunity to express their views on the compensation we pay to our named executive officers, which at this time is solely limited to our Chief Financial Officer and our Chief Operating Officer, as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K, which includes the compensation tables, the narrative discussion and any related material disclosed in this Proxy Statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation we pay to our named executive officers and the policies and practices described in this Proxy Statement. The Board believes that the current compensation of our Chief Financial Officer and our Chief Operating Officer provides fair compensation designed to retain and motivate them and properly aligns their interests with those of our shareholders.
For these reasons, the Board unanimously recommends that our shareholders vote in favor of the following resolution:
“Resolved, that the Company’s shareholders hereby approve, on a non-binding advisory basis, the compensation paid by the Company to its named executive officers, as disclosed in the Company’s Proxy Statement for the 2024 Annual Meeting of Shareholders pursuant to Item 402 of Regulation S-K, including the compensation tables, the narrative discussion, and any related material disclosed in such Proxy Statement.”
Current Frequency of Non-Binding, Shareholder Advisory Votes to Approve the Compensation of our Named Executive Officers
Based on the voting results at our 2019 Annual Meeting of Shareholders with respect to the frequency (the “Frequency Vote”) of stockholder advisory votes to approve the compensation paid by the Company to its named executive officers, the Board determined to that a non-binding, advisory vote on the compensation paid by the Company to its named executive officers would be included in the Company’s proxy materials on an annual basis. The Board will include “say on pay” votes in the Company’s proxy materials annually until the next required shareholder vote on the frequency of such votes. The next required Frequency Vote is scheduled for the Company’s 2025 Annual Meeting of Shareholders.
Our Board recommends a vote “FOR” approval of this resolution (Proposal 5 on the proxy card).

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PROPOSAL 6: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2024
The Audit Committee has appointed PricewaterhouseCoopers LLP, or “PwC,” as our independent registered public accounting firm to audit the financial statements of our Company and its subsidiaries for the year ending December 31, 2024. Although shareholder approval is not required, we desire to obtain from our shareholders an indication of their approval or disapproval of the Audit Committee’s action in appointing PwC as the independent registered public accounting firm of our Company. Although we seek ratification of the appointment of PwC as our independent registered public accounting firm, the ratification of the appointment of PwC does not preclude the Audit Committee from subsequently determining to change independent registered public accounting firms if it determines such action to be in the best interests of our Company and shareholders. If our shareholders do not ratify and approve this appointment, the appointment will be reconsidered by the Audit Committee and our Board of Trustees. We note that the Board has authority to change the fiscal year of the Company and may, following the completion of the Conversion, evaluate whether an alternative fiscal year end would be appropriate for the Company.
PwC has advised the Audit Committee that they are an independent accounting firm with respect to our Company and its subsidiaries within the meaning of standards established by the American Institute of Certified Public Accountants, or the “AICPA,” the Public Company Accounting Oversight Board, or the “PCAOB,” the Independence Standards Board and federal securities laws. Representatives of PwC are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.
PwC’s 2023 and 2022 Fees
PwC’s fees for professional services rendered in or provided for 2023 and 2022, as applicable, were:

	2023	2022
Audit Fees	$477,500	$460,807
Audit-related Fees	76,500	51,500
Tax Fees	—	—
All Other Fees	1,641	1,506
Total Fees	$555,641	$513,813
Audit Fees—Audit fees consist of fees billed by PwC related to the audit of our consolidated financial statements. Audit fees are those billed or expected to be billed for audit services related to each fiscal year.
Audit-related Fees—Audit-related fees consist of fees billed or expected to be billed by PwC for other audit and attest services, financial accounting, reporting and compliance matters, risk and control reviews, and the issuance of comfort letters and SEC consents and certain agreed upon procedures and other attestation reports including fees for such services provided in connection with our public offerings. Fees for audit-related services are for those services rendered during each fiscal year.
Tax Fees—Tax fees consist of fees billed or expected to be billed by PwC for tax compliance, advisory, and planning services rendered during the fiscal year.
All Other Fees—All other fees mostly consist of costs associated with certain online subscription services.
Audit Committee Pre-Approval Policies and Procedures
On at least an annual basis, the Audit Committee pre-approves a list of services and sets pre-approval fee levels that may be provided by PwC without obtaining engagement specific pre-approval from the Audit Committee. The pre-approved list of services consists of audit services, audit-related services, tax services and all other services. All requests or applications for PwC audit services, audit-related services, tax services, or all other services must be submitted to our Chief Financial Officer to determine if the services are included within the pre-approved list of services that have received Audit Committee pre-approval. Any type of service that is not included on the pre-approved list of services must be specifically approved by the Audit Committee or its designee. Any proposed service that is included on the list of pre-approved services but will cause the pre-approved fee level to be exceeded will also require specific pre-approval by the Audit Committee or its designee. The Audit Committee has chosen the Audit Committee Chairman as its designee.
All of the services rendered by and fees paid to PwC in 2023 were pre-approved by the Audit Committee, and there were no services for which the de minimis exception permitted in certain circumstances under SEC rules was utilized.
Our Board recommends a vote “FOR” approval of this resolution (Proposal 6 on the proxy card).

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CORPORATE GOVERNANCE
The Board of Trustees
Our business is managed through the oversight and direction of our Board of Trustees, which has established investment guidelines for our Manager to follow in its day-to-day management of our business. Our Manager is an affiliate of EMG, a private investment management firm and registered investment advisor, and is responsible for administering our business activities and day-to-day operations. Our Board is currently comprised of six trustees. The trustees are informed about our business at meetings of our Board and its committees and through supplemental reports and communications. Our independent trustees meet regularly in executive sessions without the presence of our corporate officers.
Our Board has established three standing committees that are comprised solely of independent trustees, the principal functions of which are briefly described below. Matters put to a vote at any one of our three committees must be approved by a majority of the trustees on the committee who are present at a meeting at which there is a quorum or by unanimous written consent of the trustees on that committee.
Following the Conversion, the Company will be subject to certain governance and independence standards imposed by the 1940 Act, which may modify, expand, or supersede those described in this section.
Trustee Independence
Our Board has determined that four of our six current trustees and nominees are independent trustees as defined by the requirements of the NYSE and our Corporate Governance Guidelines. Our Board has adopted, through its approval of our Corporate Governance Guidelines, the categorical standards prescribed by the NYSE to assist the Board in evaluating the independence of each of our trustees and nominees. The categorical standards describe various types of relationships that could potentially exist between a board member and our Company and sets thresholds at which such relationships would be deemed to be material. Provided that no relationship or transaction exists that would disqualify a trustee under the categorical standards and our Board determines, after taking into account all facts and circumstances, that no other material relationship between our Company and the trustee exists of a type not specifically mentioned in the categorical standards, our Board will deem such person to be independent. A trustee shall not be independent if he or she satisfies any one or more of the following criteria:
1.A trustee who is, or who has been within the last three years, an employee of our Company or any of its affiliates, or whose immediate family member is, or has been within the last three years, an executive officer of our Company or any of its affiliates.
2.A trustee who has received or who has an immediate family member, serving as an executive officer, who has received, during any twelve-month period within the last three years, more than $120,000 in direct compensation from our Company (excluding trustee and committee fees, and pension/other forms of deferred compensation for prior service that is not contingent in any way on continued service).
3.(A) A trustee who is or whose immediate family member is a current partner of a firm that is our internal or external auditor; (B) a trustee who is a current employee of such a firm; (C) a trustee who has an immediate family member who is a current employee of such a firm and who personally works on our audit; or (D) a trustee who was or whose immediate family member was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on our audit within that time.
4.A trustee who is or has been within the last three years, or whose immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of our present executives at the same time serves or served on that company’s compensation committee.
5.A trustee who is a current employee, or whose immediate family member is a current executive officer, of a company that has made payments to, or received payments from, us for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues (as reported for the last completed fiscal year).
Pursuant to our Corporate Governance Guidelines, our Board also considers a trustee’s charitable relationships in determining independence. A trustee who is an officer, director, or trustee of a charitable or non-profit organization will not be considered to have a material relationship with our Company that impairs the trustee’s independence so long as our contributions to the entity in any single fiscal year (excluding amounts contributed by our Company under its employee matching gift program) are less than $100,000 or 2% of such entity’s consolidated gross revenues (whichever is greater).
Under these criteria, our Board has determined that the following members that are nominated to be trustees of our Board are independent: Robert B. Allardice, III, David J. Miller, Mary McBride, and Ronald I. Simon, Ph.D.

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Executive Sessions of Our Independent Trustees
In accordance with NYSE requirements and our Corporate Governance Guidelines, the independent trustees of our Board meet in executive session at least quarterly, without management present. Generally, these executive sessions follow a regularly scheduled quarterly meeting of our Board. In 2023, the independent trustees of our Board met in executive session four times without management. Our Chairman typically presides over such executive sessions of our independent trustees.
Information Regarding Our Board and Its Committees
Trustees are expected to attend all of our regular and special meetings of the Board and all meetings of the committees on which they serve. In 2023, there were fourteen meetings of the Board, and each of the current trustees attended at least 75% of the meetings of both the Board and committees on which he or she served.
We have a policy that trustees attend our annual meetings of shareholders. Mr. Miller, Mr. Allardice, Dr. Simon, Mr. Vranos, Mr. Penn, and Ms. McBride attended the 2023 Annual Meeting of Shareholders.
Our Board of Trustees has established three standing committees of the Board: Audit, Compensation, and Nominating and Corporate Governance. The charter for each committee, more fully describing the responsibilities of each committee, can be found on our website at www.ellingtoncredit.com under the “For Investors—Corporate Governance” section. Pursuant to their charters, each of these committees is comprised solely of independent trustees. The table below indicates our current committee membership and the number of times each committee met in 2023.

Trustee Name	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Robert B. Allardice, III	Chair	Member	Member
Mary McBride	Member	Member	Member
David J. Miller	Member	Chair	Member
Ronald I. Simon, Ph.D.	Member	Member	Chair
Number of Meetings in 2023	6	7	5
Our committees make recommendations to the Board as appropriate and regularly report on their activities to the entire Board.
Audit Committee
Pursuant to its charter, our Audit Committee assists the Board in overseeing (1) the integrity of our financial statements; (2) our compliance with legal and regulatory requirements; (3) the qualifications and independence of our independent auditors; and (4) the performance of our independent auditors and internal audit function.
Each member of the Audit Committee meets the independence requirements of the NYSE and SEC rules and regulations, and each is financially literate. Our Board has determined that each of Mr. Allardice, the chairman of our Audit Committee, Ms. McBride, Mr. Miller and Dr. Simon is an “audit committee financial expert” as that term is defined by the SEC and that each satisfies the financial expertise requirements of the NYSE.
Compensation Committee
Pursuant to its charter, the Compensation Committee’s principal functions are to assist the Board in discharging its responsibilities relating to (1) compensation of our trustees and officers; (2) review, approval, and administration of compensation plans and programs and other benefit plans for our trustees, officers, employees, and consultants and other third parties who perform services for us; and (3) compensation of our Manager. The Compensation Committee may form and delegate authority to subcommittees comprised entirely of independent trustees or its chair when appropriate.
Our Board has determined that each member of the Compensation Committee meets the independence requirements of the NYSE that apply to compensation committee members.
Nominating and Corporate Governance Committee
Pursuant to its charter, the Nominating and Corporate Governance Committee is responsible for identifying, recruiting, considering and recommending to our Board qualified candidates for election as trustees and recommending a slate of nominees for election as trustees at our annual meetings of shareholders. It also reviews the background and qualifications of individuals being considered as trustee candidates pursuant to attributes and criteria established by the committee and the Board from time to time. It reviews and makes recommendations on matters involving general operation of our Board and our corporate governance, and annually recommends to our Board nominees for each committee of the Board. In addition, the committee annually facilitates the assessment of our Board’s performance as a whole and of the individual trustees and

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reports thereon to the Board. The committee is responsible for reviewing and approving in advance any related party transactions, other than related party transactions which have been pre-approved pursuant to pre-approval guidelines to address specific categories of transactions, which the committee reviews, evaluates and updates, as appropriate, from time to time.
In selecting candidates to recommend to our Board as trustee nominees, the Nominating and Corporate Governance Committee looks at a number of attributes and criteria, including experience, skills, expertise, diversity of experience, personal and professional integrity, character, business judgment, time availability in light of other commitments, dedication, conflicts of interest and such other relevant factors that the Nominating and Corporate Governance Committee considers appropriate in the context of the needs of the Board. The Nominating and Corporate Governance Committee views diversity as a positive factor in considering trustee candidates, but it does not have a formal policy about diversity of board members, and neither includes nor excludes any candidate from consideration solely based on the candidate’s diversity traits. In assessing the needs of the Board, the Nominating and Corporate Governance Committee and our Board review and consider from time to time the requisite skills and characteristics of individual trustees as well as the composition of the Board as a whole. After completing its evaluation of individual trustee nominees and our Board as a whole, our Board concluded that the six nominees for trustee named in this Proxy Statement collectively have the experience, qualifications, attributes and skills to effectively oversee the management of our Company, including a high degree of personal and professional integrity, an ability to exercise sound business judgment on a broad range of issues, sufficient experience and background to have an appreciation of the issues facing our Company, a willingness to devote the necessary time to Board duties, a commitment to representing the best interests of the Company and its shareholders and a dedication to enhancing shareholder value.
The Nominating and Corporate Governance Committee will consider candidates recommended by shareholder for service on our Board and such proposed nominees will be considered and evaluated under the same criteria as described above. Any recommendation submitted to the Company should be in writing and should include any supporting material the shareholder considers appropriate in support of that recommendation, but must include all information relating to such proposed nominee that would be required to be disclosed in connection with the solicitation of proxies for the election of the proposed nominee as a trustee in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such solicitation, in each case pursuant to Regulation 14A (or any successor provision), a written statement certifying, among other things, that the proposed nominee, will serve as a trustee if elected and must otherwise comply with the requirements under our bylaws for shareholders to propose nominees. Shareholders wishing to propose a candidate for consideration may do so by submitting the above information addressed to Attention: Secretary, Ellington Credit Company, 53 Forest Avenue, Old Greenwich, Connecticut 06870. All recommendations for trustee nominations received by the Secretary that satisfy our bylaws requirements relating to such trustee nominations will be presented to the Nominating and Corporate Governance Committee for its consideration. Shareholders also must satisfy the notification, timeliness, consent, and information requirements set forth in our bylaws. For more information regarding these timing requirements, see “General Information—Shareholder Proposals.”
Board Leadership Structure
While the roles are currently separated, our Board of Trustees has not established a fixed policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board. Instead, the Board believes this determination is part of the succession planning process and should be considered upon the appointment or re-appointment of a Chief Executive Officer. The Board of Trustees believes that the current separation of the role of Chief Executive Officer and Chairman of the Board is appropriate because it allows our Chief Executive Officer to focus on running our business, while allowing the Chairman of the Board to lead the Board in its fundamental role of providing advice to and independent oversight of management.
Board Oversight of Risk
Our Board of Trustees believes an effective risk management system will (1) timely identify the material risks that we face; (2) communicate necessary information with respect to material risks to our principal executive officer or principal financial officer and officers of our Manager and, as appropriate, to our Board of Trustees or relevant committee thereof; (3) implement appropriate and responsive risk management strategies consistent with our risk profile; and (4) integrate risk management into management and our Board’s decision-making.
EMG has an Investment and Risk Management Committee that advises and consults with our senior management team with respect to, among other things, our investment policies, portfolio holdings, financing and hedging strategies, and investment guidelines. The members of the Investment and Risk Management Committee include two of our trustees, Mr. Vranos and Mr. Penn, as well as one of our officers, Mark Tecotzky. The Audit Committee has been designated by our Board to take the lead in overseeing risk management. As part of its oversight function, the Audit Committee receives briefings provided by members of the Investment and Risk Management Committee, officers of our Manager and various advisors to

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our Company regarding the adequacy of our risk management processes. The Audit Committee also regularly receives briefings from our internal auditor.
In addition, the Audit Committee receives regular reports from management on cybersecurity and related risks. Our Board’s oversight of cybersecurity risk management is supported by the Audit Committee, which regularly interacts with our management team and other professionals who are responsible for assessing and managing material risks from cybersecurity threats at our Company. We also regularly engage third parties to perform assessments of our cybersecurity posture, including penetration testing, user access control reviews and independent reviews of our information security control environment, and operating effectiveness. The results of such assessments, tests and reviews are reported to the Audit Committee and our Board, and we adjust our cybersecurity policies, standards, processes and practices as necessary based on the information provided by these assessments, tests and reviews, including the implementation of new software and technologies.
Our Board also encourages our officers and the officers of our Manager to promote a corporate culture that incorporates risk management into our corporate strategy and day-to-day business operations and continually works with our officers, the officers of our Manager and our advisors to assess and analyze the most likely areas of future risk for our Company. In addition, our Compensation Committee has reviewed its compensation policies and practices with respect to certain employees of the Manager who are dedicated or partially dedicated to providing services to the Company taking into consideration risk management practices and risk-taking incentives. Following such review, we determined that our compensation policies and practices for such employees do not create risks that are reasonably likely to have a material adverse effect on us.
Code of Business Conduct and Ethics
Our Board of Trustees has established a Code of Business Conduct and Ethics that applies to our officers and trustees and to our Manager’s and certain of its affiliates’ officers, trustees and employees when such individuals are acting for or on our behalf. Among other matters, our Code of Business Conduct and Ethics is designed to deter wrongdoing and to promote:
•honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;
•compliance with applicable governmental laws, rules, and regulations;
•prompt internal reporting of violations of the code to appropriate persons identified in the Code of Business Conduct and Ethics; and
•accountability for adherence to the Code of Business Conduct and Ethics.
EMG also has its own Code of Ethics with which employees of EMG and our Manager, including officers of our Company, must also comply. Our Code of Business Conduct and Ethics is intended to complement EMG’s Code of Ethics. To the extent there is any conflict between our Code of Business Conduct and Ethics and EMG’s Code of Ethics with respect to the officers of our Company and the officers, employees, and other personnel of EMG and our Manager who perform services for or on our behalf, the provisions of our Code of Business Conduct and Ethics will control, except to the extent that the provisions of EMG’s Code of Ethics are more restrictive, in which case the provisions of EMG’s Code of Ethics will control. Any waiver of our Code of Business Conduct and Ethics of our executive officers or trustees may be made only by our Board or one of its committees.
We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K relating to amendments to or waivers from any provision of our Code of Business Conduct and Ethics applicable to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions and that relates to any element of the code of ethics definition enumerated in Item 406(b) of Regulation S-K by posting such information on our website at www.ellingtoncredit.com under the “For Investors—Corporate Governance” section of the website.
Clawback Policy
Our Board adopted the Ellington Credit Company Clawback Policy (the “Clawback Policy”) effective as of November 2, 2023, which supersedes and replaces all prior and contemporaneous policies of the Company regarding incentive compensation recoupment. In the event that the Company is required to prepare a financial restatement, the Compensation Committee shall, to the extent practicable, recoup all incentive-based compensation calculated on a pre-tax basis received after October 2, 2023, by a person (i) after beginning service as an executive officer; (ii) who served as an executive officer at any time during the performance period for that incentive-based compensation; (iii) while the Company had a class of securities listed on a national securities exchange or national securities association; and (iv) during the applicable period, that exceeded the amount of incentive-based compensation that otherwise would have been received had the amount been determined based on the Financial Reporting Measures (as defined in the Clawback Policy), as reflected in the restatement. For the avoidance of doubt, the Performance Fee (as defined above) is not “incentive-based compensation” within the

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meaning of the Clawback Policy or applicable SEC or exchange rules. Instead, any financial restatement or other matter involving the Performance Fee would be addressed in accordance with the terms of the Management Agreement (or the Investment Advisory Agreement, as applicable) and applicable law.
Communications with Our Board
Our Board has established a process for shareholders and other interested parties to communicate with the members of our Board, any trustee (including the Chairman of the Board), non-management members of the Board as a group or any committee. To do so, a shareholder or other interested party may send a letter addressed to Attention: Secretary, Ellington Credit Company, 53 Forest Avenue, Old Greenwich, Connecticut 06870. The Secretary will forward all such communications to our trustees.
Availability of Our Corporate Governance Materials
Shareholders may view our corporate governance materials, including the written charters of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee, our Corporate Governance Guidelines and our Code of Business Conduct and Ethics, on our website at www.ellingtoncredit.com under the “For Investors—Corporate Governance” section of the website. A copy of any of these documents will be provided free of charge to any shareholder upon request by writing to Ellington Credit Company, 53 Forest Avenue, Old Greenwich, Connecticut 06870, Attention: Secretary. Information at or connected to our website is not and should not be considered a part of this Proxy Statement.

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CORPORATE RESPONSIBILITY
EMG is committed to corporate responsibility. EMG recognizes the importance of environmental, social, and governance (“ESG”) policies, and we believe that the implementation of ESG policies benefits EMG’s employees, supports long-term stockholder performance, and makes a positive impact on the environment and society as a whole. EMG has a standing ESG Committee to address a variety of issues, including EMG’s impact on the environment, increasing the diversity of EMG’s workforce, employee engagement, and community involvement. EMG assesses the interests of all stakeholders—stockholders, employees, service providers, lenders, and the surrounding community—when determining the long-term goals of our business. In doing so, we prioritize strong ESG practices, active stockholder engagement, a commitment to significant disclosure and transparency, including an established dividend policy, and supportive employment practices.
Environmental
As an investment firm with over 160 employees, the vast majority of whom work out of EMG’s offices in Old Greenwich, CT and New York, NY, we believe that EMG’s corporate footprint and business operations have a relatively modest impact on the environment. Nevertheless, we believe in promoting a sustainable environment by using resources as efficiently and responsibly as practicable. Our commitment to these principles is reflected in our daily activities in a variety of ways:
•EMG’s offices are conveniently located near mass transportation, which enables our employees to commute efficiently. Further, EMG provides financial incentives to employees who use public transportation.
•To reduce energy usage, EMG uses Energy Star® certified desktops, monitors, and printers, and utilizes motion sensor lighting and cooling to reduce energy usage in non-peak hours.
•To reduce waste and promote a cleaner environment, EMG uses green cleaning supplies and kitchen products; recycles electronics, ink cartridges, and packaging; provides recycling containers to employees; and uses water coolers.
•EMG also attempts to reduce the number of single use cups and plastic water bottles in its offices by providing reusable bottles and cups.
Social
Human Capital
Behind our success is EMG’s most notable asset, its employees. To foster the health and well-being of EMG’s employees and their families, full-time employees have access to robust health and wellness programs. EMG employee benefits include:
•EMG bears the majority of the cost of medical, prescription, dental, life, and a variety of long- and short-term disability insurance policies;
•Paid time off;
•Paid parental leave;
•Gym subsidies and a monthly payout for tracking and reporting daily steps;
•In-office flu shot clinics; and
•401(k) plan.
To attract and retain talent, EMG supports the professional development of its employees with a variety of opportunities for personal growth through training, education support, mentorship programs, and internships, including:
•Professional training includes a lunch and learn series and reimbursement for continuing professional education;
•All employees participate in mid-year and/or annual performance reviews; and
•Approximately 15% of open positions were filled internally in 2023; the average tenure of EMG employees is over seven years.
EMG also supports professional development through affinity groups, such as a women’s networking group.
EMG is committed to enhancing gender, racial, and ethnic diversity throughout the organization, as stated in its Diversity and Inclusion Policy, and has engaged a women-owned recruiting firm focused exclusively on women and minority recruiting on college campuses.

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Charitable Activity
EMG and senior members of management contribute to numerous charitable causes. EMG also supports employee charitable contributions with a matching gift program, hosting food drives, and other community events.
Governance
We and EMG are both committed to strong alignment with our stakeholders in governance, ethics, and compliance. Both we and EMG operate under a Code of Business Conduct and Ethics, and all employees are required to undertake compliance training annually and both we and EMG have an established Whistleblower Policy and hotline to encourage transparency and accountability.
Our trustees and officers and EMG personnel are not permitted to engage in short sales of our securities or derivative transactions involving our securities designed to hedge or offset any decrease in the market value of our securities.
EMG incorporates ESG values in its risk management function by, among other things, providing transparency about risk exposures to stakeholders, including our trustees, investors, senior management, and portfolio managers. EMG also fosters dialogue about emerging sources of risk and assumptions driving investment decisions.
For more information about our corporate governance practices, see “Corporate Governance” above.

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TRUSTEE COMPENSATION
For the year ended December 31, 2023, our trustee compensation program consisted of an annual cash retainer of $65,000 for each of our independent trustees. In addition, the Chairman of our Board and the Chairman of each of the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee of our Board also received an additional annual cash retainer of $25,000, $15,000, $7,500, and $7,500, respectively. Each of our independent trustees is eligible to receive awards under our 2023 Equity Incentive Plan (and, prior to its termination, our 2013 Equity Incentive Plan) and our trustee compensation program has historically included annual awards under the 2023 Equity Incentive Plan, typically issued in the third quarter, of restricted Common Shares that vest over a one-year period subject to the trustee’s continuous service on our Board of Trustees. In 2023, each independent trustee received an award of restricted Common Shares under the 2023 Equity Incentive Plan, with a value on the date of grant equal to approximately $53,000.
We reimburse our trustees for their travel expenses incurred in connection with their attendance at full Board and committee meetings as well as the Annual Meeting of Shareholders and certain trustee education events.
Compensation of Our Trustees in 2023
The table below describes the compensation earned by our trustees during the fiscal year ended December 31, 2023. Any member of our Board who is also an employee of our Manager, EMG, or their respective affiliates does not receive additional compensation for serving on our Board of Trustees.

Name	Fees Earned or Paid in Cash	Restricted Common Share Awards (1)	All Other Compensation(2)	Total Compensation
Robert B. Allardice, III	$105,000	$53,001	$6,843	$164,844
David J. Miller	72,500	53,001	6,843	132,344
Ronald I. Simon, Ph.D.	72,500	53,001	6,843	132,344
Mary McBride	65,000	53,001	6,843	124,844
Laurence E. Penn	—	—	—	—
Michael W. Vranos	—	—	—	—
(1)Represents the aggregate grant date fair value of awards of 8,230 restricted Common Shares granted to each independent trustee on September 13, 2023 pursuant to our 2023 Equity Incentive Plan. The aggregate grant date fair value was calculated in accordance with the Financial Accounting Standards Board’s, or “FASB,” Accounting Standards Codification, or “ASC,” Topic 718, disregarding any potential forfeitures. See “Note 2—Significant Accounting Policies” of the notes to our consolidated financial statements in the Form 10-K, for additional information regarding the assumptions underlying such calculation. These awards will vest in full on September 12, 2024, subject to the independent trustees’ continuous service on our Board through such date. Other than such restricted Common Share awards, none of our independent trustees were granted any outstanding stock awards or option awards during the fiscal year ended December 31, 2023.
(2)Amounts reported in this column represent cash paid with respect to dividends paid during 2023 on unvested restricted Common Share awards held by our independent trustees.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Each of our trustees and trustee nominees and executive officers is required to complete an annual disclosure questionnaire and report all transactions with us in which they and their immediate family members had or will have a direct or indirect material interest with respect to us. The Nominating and Corporate Governance Committee generally reviews any past or proposed transactions between our Company and related persons (as such term is defined in Item 404 of Regulation S-K). If we believe a transaction is significant to us and raises particular conflict of interest issues, the Nominating and Corporate Governance Committee will discuss the matter with legal or other appropriate counsel to evaluate and approve the transaction.
We note that, upon completion of the Conversion, if approved, as a registered closed-end fund, we will be subject to the restrictions under the 1940 Act prohibiting certain transactions with affiliated persons of the Company, including restrictions on engaging in principal transactions and joint transactions with affiliated persons absent exemptive relief. Those restrictions may modify, expand, or supersede the limitations described in this section.
Transactions Effected by EMG and its Affiliates in Respect of Our Portfolio
Mr. Vranos, our Co-Chief Investment Officer and a Trustee, Mr. Penn, our Chief Executive Officer, President and Trustee, Mark Tecotzky, our Co-Chief Investment Officer, and Daniel Margolis, our General Counsel, each also serves as an officer of EMG. We may from time to time enter into certain “related party transactions” with EMG and its affiliates including, subject to certain conditions and limitations, cross transactions, principal transactions and the purchase of securities in other accounts of EMG which are described in the written management agreement with our Manager.
•Cross Transactions—defined as transactions between us or one of our subsidiaries, on the one hand, and an account (other than us or one of our subsidiaries) managed by EMG or our Manager, on the other hand. It is EMG policy to engage in a cross transaction only when the transaction is in the best interests of, and is consistent with the objectives and policies of, both accounts involved in the transaction. EMG or our Manager may enter into cross transactions where it acts both on our behalf and on behalf of the other party to the transaction. Upon written notice to our Manager, we may at any time revoke our consent to our Manager’s executing cross transactions. Additionally, unless approved in advance by a majority of our independent trustees or pursuant to and in accordance with a policy that has been approved by a majority of our independent trustees, all cross transactions must be effected at the then-prevailing market prices. Pursuant to our Manager’s current policies and procedures, assets for which there are no readily observable market prices may be purchased or sold in cross transactions (1) at prices based upon third party bids received through auction, (2) at the average of the highest bid and lowest offer quoted by third party dealers, or (3) according to another pricing methodology approved by our Manager’s Chief Compliance Officer.
•Principal Transactions—defined as transactions between EMG or our Manager (or any related party of EMG or our Manager, which includes employees of EMG and our Manager and their families), on the one hand, and us or one of our subsidiaries, on the other hand. Certain cross transactions may also be considered principal transactions whenever our Manager, EMG (or any related party of EMG or our Manager, which includes employees of EMG and our Manager and their families) have a substantial ownership interest in one of the transacting parties. Our Manager is only authorized to execute principal transactions with the prior approval of a majority of our independent trustees and in accordance with applicable law. Such prior approval includes approval of the pricing methodology to be used, including with respect to assets for which there are no readily observable market prices.
•Split price executions—pursuant to the management agreement, our Manager is authorized to combine purchase or sale orders on our behalf together with orders for other accounts managed by EMG, our Manager or their affiliates and allocate the securities or other assets so purchased or sold, on an average price basis or other fair and consistent basis, among such accounts.
To date, we have not entered into any cross transactions with other EMG-managed accounts or principal transactions with EMG, or invested in other EMG accounts.
Management Agreement
We entered into a management agreement with our Manager upon our inception in September 2012, pursuant to which our Manager provides for the day-to-day management of our operations. Mr. Vranos, our Co-Chief Investment Officer and Trustee, Mr. Penn, our Chief Executive Officer, President and Trustee, Mark Tecotzky, our Co-Chief Investment Officer, Christopher Smernoff, our Chief Financial Officer, JR Herlihy, our Chief Operating Officer, and Daniel Margolis, our General Counsel, each also serves as an officer of our Manager. The management agreement, as amended, requires our Manager to manage our assets, operations, and affairs in conformity with the policies and the investment guidelines that are approved and monitored by our Board of Trustees. A description of the material terms of the management agreement is included in “Item 1. Business—Management Agreement” in the Form 10-K and supplemented with the description under Item 1.01 of our Current Report on Form 8-K, filed with the SEC on June 25, 2024.

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In a series of amendments earlier this year, the Board determined to amend the management agreement to enable the Manager to implement the new investment strategy and to more closely align the fee structure with those of CLO-focused registered closed-end funds.
Management Fees
Base Management Fees
Under the management agreement, we pay our Manager a Base Management Fee, which is equal to the product of 1.50% per annum on the “Net Asset Value,” which is equal to the figure that is equal to the total assets of the Company minus its total liabilities, as of the end of such fiscal quarter. The Base Management Fee is prorated for partial quarterly periods based on the number of days in such partial period compared to a 90-day quarter and is calculated and payable quarterly in arrears.
Performance Fees
Under the management agreement, we pay our Manager a Performance Fee calculated and payable quarterly in arrears based upon the Company’s “Pre-Performance Fee Net Investment Income” with respect to each fiscal quarter, and is subject to a hurdle rate, expressed as a rate of return on the Company's common equity, equal to 2.00% per quarter (i.e. 8.00% per annum), and is subject to a "catch-up" feature. Specifically:
•If our Pre-Performance Fee Net Investment Income for a fiscal quarter does not exceed the Hurdle Amount (as defined below) for such quarter, then no Performance Fee is payable to our Manager with respect to such quarter;
•If our Pre-Performance Fee Net Investment Income for a fiscal quarter exceeds the Hurdle Amount for such quarter but is less than or equal to 121.21% of the Hurdle Amount, then 100% of the portion of the Company’s Pre-Performance Fee Net Investment Income that exceeds the Hurdle Amount (the “Catch-Up”) is payable to our Manager as the Performance Fee with respect to such quarter.
◦Therefore, once our Pre-Performance Fee Net Investment Income for such quarter exactly reaches 121.21% of the Hurdle Amount, our Manager will have accrued a Performance Fee with respect to such quarter that is exactly equal to 17.5% of the Pre-Performance Fee Net Investment Income (because 21.21% of the Hurdle Amount (which is the Pre-Performance Fee Net Investment Income captured by the Manager during the Catch-Up phase) is equal to 17.5% of 121.21% of the Hurdle Amount (which is the entire Pre-Performance Fee Net Investment Income at the end of the Catch-Up phase)); and
•If our Pre-Performance Fee Net Investment Income for a fiscal quarter exceeds 121.21% of the Hurdle Amount for such quarter, then 17.5% of our Pre-Performance Fee Net Investment Income is payable to o Manager as the Performance Fee with respect to such quarter.
With respect to the Performance Fee, there will be no accumulation of the Hurdle Amount from quarter to quarter, no claw back of amounts previously paid if the Pre-Performance Fee Net Investment Income in any subsequent quarter is below the Hurdle Amount for such subsequent quarter, and no delay or adjustment of payment if the Pre-Performance Fee Net Investment Income in any prior quarter was below the Hurdle Amount for such prior quarter.
The existing management agreement has the following definitions:
"Hurdle Amount" for any fiscal quarter means the result obtained by multiplying the Net Asset Value of Common Equity at the end of the immediately preceding fiscal quarter by the Hurdle Rate. The Hurdle Amount will be appropriately adjusted for any common share issuances or repurchases during the fiscal quarter.
"Hurdle Rate" means 2.00% per quarter, or 8.00% per annum. The Hurdle Rate will be appropriately prorated for partial quarterly periods based on the number of days in such partial period compared to a 90-day quarter.
"Net Asset Value" means the figure that is equal to the total assets of the Company minus its total liabilities.
“Net Asset Value of Common Equity” means the portion of Net Asset Value attributable to common equity.
"Pre-Performance Fee Net Investment Income" for any fiscal quarter means interest income (including accretions of discounts, amortization of premiums, and payment-in-kind income), dividend income, and any other income (including any fee income) earned or accrued by the Company during such fiscal quarter, minus the Company’s operating expenses for such quarter (which, for this purpose, will not include any litigation-related expenses, any extraordinary expenses, or Performance Fee). Pre-Performance Fee Net Investment Income does not include any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation. For purposes of computing Pre-Performance Fee Net Investment Income, the calculation methodology will look through total return swaps as if the Company owned the referenced assets directly. As a result, Pre-Performance Fee Net Investment Income includes net interest (whether positive or negative) associated with a

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total return swap, which is the difference between (a) the interest income and transaction fees related to the reference assets and (b) all interest and other expenses paid by the Company to the total return swap counterparty. In the case of an interest rate swap, Pre-Performance Fee Net Investment Income includes the net payments and net accruals of periodic payments.
Total management fees incurred for each of the years ended December 31, 2023 and 2022 were approximately $1.8 million. The Manager has agreed to waive all of the Performance Fees payable under the existing management agreement for all fiscal periods through the remainder of 2024.
We are currently proposing that we replace the existing management agreement with the Investment Advisory Agreement, subject to shareholder approval. See “Proposal 4: To approve a new investment advisory agreement with Ellington Credit Company Management LLC, our external manager” in this Proxy Statement.
Services Agreement
Our Manager is party to a services agreement with EMG, pursuant to which EMG provides to our Manager the personnel, services, and resources as needed by our Manager to enable our Manager to carry out its obligations and responsibilities under the management agreement. We are a named third-party beneficiary to the services agreement and, as a result, have, as a non-exclusive remedy, a direct right of action against EMG in the event of any breach by our Manager of any of its duties, obligations or agreements under the management agreement that arise out of or result from any breach by EMG of its obligations under the services agreement. The services agreement will terminate upon the termination of the management agreement. Pursuant to the services agreement, our Manager makes certain payments to EMG in connection with the services provided. Our Manager and EMG are under common ownership and control. As a result, all management fee compensation earned by our Manager and all service agreement fees earned by EMG accrue to the common benefit of the owners of our Manager and EMG, namely EMG Holdings, L.P. and VC Investments L.L.C.
Upon the completion of the Conversion, the services agreement will be terminated, and the Company will enter into the Administration Agreement (as described above).
Shareholders’ Agreement
We are party to a shareholders’ agreement with affiliates of EMG. Pursuant to the terms of the shareholders’ agreement, we have agreed to cause up to two individuals designated by EMG to be nominated for election as trustees from the effective time of the shareholders’ agreement until such rights expire in accordance with the agreement. The shareholders’ agreement also provides that, while we are required to nominate EMG’s designees for election as trustees, EMG has the exclusive right to designate a nominee to fill any vacancy on our Board of Trustees created by the death, removal or resignation of one of EMG’s designees. All remaining individuals nominated for election as trustees will be nominated in accordance with our bylaws in effect from time to time; provided, however, that the composition of our Board of Trustees and each committee thereof must satisfy all listing requirements of the NYSE or such other national exchange on which our Common Shares are then listed. Pursuant to the shareholders’ agreement, EMG’s right to designate trustee nominees will expire upon the termination of our Manager (or any of its affiliates) as external manager of our Company. Finally, the shareholders’ agreement may only be amended with the approval of a majority of the independent trustees of our Board of Trustees.
It is expected that, upon completion of the Conversion, the shareholders’ agreement will be terminated.
Compensation of Trustees
Our non-independent trustees do not receive compensation for serving on our Board. For information regarding the compensation of our independent trustees, see “Trustee Compensation” above.
Indemnification Agreements
We have entered into indemnification agreements with our trustees and executive officers that obligate us to indemnify them to the maximum extent permitted by Maryland law and pay such persons’ expenses in defending any civil or criminal proceedings in advance of final disposition of such proceeding.

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EXECUTIVE OFFICERS

Name and Position With Our Company	Age	Background Summary
Laurence E. Penn Chief Executive Officer, President & Trustee	62	See “Proposal 1: Election of Trustees—Information Regarding the Nominees.”
Michael W. Vranos Co-Chief Investment Officer & Trustee	62	See “Proposal 1: Election of Trustees—Information Regarding the Nominees.”
Mark Tecotzky Co-Chief Investment Officer	62	Mr. Tecotzky has been our Co-Chief Investment Officer since October 2012 and the Co-Chief Investment Officer of EFC since March 2008. Mr. Tecotzky is also Vice Chairman—Co-Head of Credit Strategies of EMG, and head portfolio manager for all MBS/ABS credit. Prior to joining EMG in July 2006, Mr. Tecotzky was the senior trader in the mortgage department at Credit Suisse. He developed and launched several of its securitization vehicles, including hybrid adjustable-rate mortgages, or “ARMs,” and second liens, and subsequently ran its hybrid ARM business, including conduit pricing, servicing sales, monthly securitization, trading of Agency/non-Agency hybrids of all ratings categories and managing and hedging the residual portfolio. Prior to joining Credit Suisse, Mr. Tecotzky worked with Mr. Vranos and many of the other EMG principals at Kidder Peabody, and traded Agency and non-Agency pass-throughs and structured CMOs as a Managing Director. Mr. Tecotzky holds a B.S. from Yale University, and received a National Science Foundation fellowship to study at MIT.
Christopher Smernoff Chief Financial Officer	47	Mr. Smernoff joined EMG in January 2007 and has served as our Chief Financial Officer since April 2018. Mr. Smernoff also served as our Controller from April 2013 to April 2018. Mr. Smernoff is responsible for managing all aspects of our finance and accounting operations. In addition, Mr. Smernoff has served as the Chief Accounting Officer of EFC since April 2018. Prior to that Mr. Smernoff served as EFC’s Controller since February 2010. From January 2007 through February 2010, Mr. Smernoff was an Assistant Controller for various private entities managed by EMG. Prior to January 2007, Mr. Smernoff was employed as a manager in the assurance practice of PricewaterhouseCoopers LLP, where he was primarily focused on providing audit and accounting services to a variety of clients in the investment management industry. Mr. Smernoff is a member of the American Institute of Certified Public Accountants and holds a B.S. in Accounting and Finance from Boston College.
JR Herlihy Chief Operating Officer	43	Mr. Herlihy joined EMG in April 2011 and has served as our Chief Operating Officer since April 2018 and as our Treasurer since May 2017. In addition, Mr. Herlihy has been the Chief Financial Officer of EFC since April 2018 and its Treasurer since May 2017. Mr. Herlihy is also a Managing Director at EMG, where he has served in various capacities, including serving as Co-Chief Investment Officer of Ellington Housing Inc. (“EHR”), a real estate investment trust that was focused on single- and multi-family residential real estate assets, from EHR’s inception in September 2012 through December 2016. Mr. Herlihy also served as EHR’s Interim Chief Financial Officer from March 2015 through January 2016. Prior to April 2011, Mr. Herlihy held various positions in the real estate industry, including at the real estate private equity firm GTIS Partners LP, Capmark Financial Group (formerly GMAC Commercial Mortgage), and Jones Lang LaSalle. Mr. Herlihy earned a B.A. in Economics and History from Dartmouth College, summa cum laude and Phi Beta Kappa.
Daniel Margolis General Counsel	50	Mr. Margolis has been our General Counsel since April 2013 and also served as our Secretary from inception to April 2013. Mr. Margolis has also served as General Counsel of EMG and of EFC since July 2010. He is responsible for advising EMG on all legal, regulatory, compliance, documentation and litigation matters. Prior to joining EMG, Mr. Margolis was a Partner at Pillsbury, Winthrop, Shaw, Pittman LLP from 2007 to 2010 and before that was a Junior Partner at Wilmer, Cutler, Pickering, Hale and Dorr LLP from 2004 to 2007. In both positions, Mr. Margolis represented corporations and individuals, including financial services organizations, in criminal and regulatory investigations and in complex civil litigation. From 2000 to 2004, he served as an Assistant United States Attorney in the United States Attorney’s Office for the Southern District of New York where he prosecuted a variety of white collar crimes including securities fraud, investment fraud, tax fraud and money laundering. In 2004, he received the John Marshall Award, the Department of Justice’s highest award for excellence in legal performance. He has a J.D. from New York University Law School, where he graduated cum laude, and a B.A. from Binghamton University where he graduated magna cum laude with highest honors in Political Science and was a member of Phi Beta Kappa.

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EXECUTIVE COMPENSATION INFORMATION
We are currently considered a “smaller reporting company” for purposes of the SEC’s executive compensation disclosure rules. In accordance with such rules, we are required to provide a Summary Compensation Table and an Outstanding Equity Awards at Fiscal Year End Table, as well as limited narrative disclosures. Further, our reporting obligations extend only to the individuals serving as our Chief Executive Officer, and our two other most highly compensated executive officers.
The following individuals were our named executive officers (“NEOs”) for the year ended December 31, 2023:
•Laurence E. Penn, our Chief Executive Officer and President;
•Christopher Smernoff, our Chief Financial Officer; and
•JR Herlihy, our Chief Operating Officer.
As an externally managed company, none of our executive officers are employees of the Company. In fact, we do not have any employees, and we are managed by our Manager, pursuant to our management agreement. Our executive officers are employed by affiliates of our Manager or EMG, and our Manager makes them available to us pursuant to our management agreement. Except as set forth below, because our management agreement provides that our Manager is responsible for managing our affairs, our executive officers do not receive cash compensation from us for serving as NEOs, and we do not pay or provide benefits, nor do we reimburse the cost of any compensation or benefits paid by our Manager, EMG or their affiliates, to our NEOs.
We do not currently have any agreements with any of our NEOs regarding their cash compensation and we do not intend to enter into any such agreement or pay any cash compensation directly to them. Additionally, our management agreement does not require that our NEOs devote a specific percentage of their time to our business. Notwithstanding the foregoing, we are required by our management agreement to reimburse our Manager for the costs of the wages (including bonuses), salaries, and benefits incurred by our Manager or EMG with respect to our Chief Financial Officer and our Chief Operating Officer (together, the “Compensated NEOs”), in each case, based on the estimated percentage of their time spent on our affairs and subject to the approval of the amount of such reimbursement by our Compensation Committee. In addition, we have the discretion to pay annual cash bonuses directly to our NEOs and make incentive equity awards to our NEOs in amounts that are subject to approval by our Compensation Committee. All of our NEOs, including our Chief Financial Officer and our Chief Operating Officer, are partially dedicated, which means they spend a portion of their time on the affairs of the Company and a portion of their time dedicated to the other affairs of EMG.
Summary Compensation Table
The following table sets forth the compensation paid to the Compensated NEOs for services they rendered to us during the fiscal years presented. NEOs who did not receive any compensation for their services rendered to us in the fiscal years presented have been omitted from the table.

Name and Principal Position	Year	Salary(1)	Bonus(2)	Stock Awards(3)	All Other Compensation(4)	Total
Christopher Smernoff Chief Financial Officer	2023	$43,425	$43,981	$28,150	$5,525	$121,081
	2022	45,833	42,429	28,601	5,352	122,215
JR Herlihy Chief Operating Officer	2023	51,000	90,405	63,754	11,525	216,684
	2022	49,271	64,350	58,235	11,344	183,200
(1)Reflects the portion of the executive officer’s base salary that we were required to reimburse to the Manager.
(2)Reflects the portion of the executive officer’s bonuses that were earned in 2023 and for which we were required to reimburse to the Manager. Messrs. Smernoff and Herlihy earned the remainder of their deferred 2022 cash bonuses ($7,150 for Mr. Smernoff and $22,575 for Mr. Herlihy) on December 31, 2023. Approximately 27% of Mr. Smernoff’s and approximately 36% of Mr. Herlihy’s 2023 cash bonus ($13,832 for Mr. Smernoff and $38,420 for Mr. Herlihy) will not be earned until December 31, 2024 and, in accordance with SEC rules, has not been included in this table.
(3)Represents the aggregate grant date fair value awards granted on December 14, 2023, under our 2023 Equity Incentive Plan to Mr. Smernoff and Mr. Herlihy of 4,433 and 10,040 restricted Common Shares, respectively. The aggregate grant date fair value was calculated in accordance with FASB ASC Topic 718, disregarding any potential forfeitures. See “Note 2—Significant Accounting Policies” to the notes to consolidated financial statements in the Form 10-K, for additional information regarding the assumptions underlying such calculation. These awards will vest in substantially equal installments on each of December 14, 2024 and December 14, 2025, subject to Mr. Smernoff’s and Mr. Herlihy’s continuous employment through such date.
(4)Amounts in this column represent dividend cash amounts paid to the executive officers in respect of their unvested restricted Common Share awards in each respective year.

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Narrative Disclosure to Summary Compensation Table
Employment Agreements
We have not entered into employment agreements with any of our executive officers, including the NEOs.
Elements of Compensation
We do not reimburse our Manager or EMG for any of the compensation paid to Mr. Penn (who is our only NEO who is not a Compensated NEO), but rather an affiliate of our Manager compensates Mr. Penn out of its overall revenue stream, which includes the management fees that we pay to our Manager. Our management agreement does not require that any specified amount or percentage of the management fees that we pay to the Manager be allocated to Mr. Penn. Based on discussions with our Manager and EMG, we estimate that Mr. Penn received no compensation for 2023 that is associated with the $1.8 million in management fees that we paid to the Manager for 2023. Rather, the entire amount of such management fees was used to compensate employees of EMG other than Mr. Penn.
The components of the compensation program for our Compensated NEOs in 2023 and 2022 consisted of (1) base salary paid by EMG and reimbursed in part by us, (2) a discretionary cash bonus paid by EMG and reimbursed in part by us, and (3) a restricted Common Share award granted by us. We are required to reimburse EMG for the portion of the base salary and any discretionary cash bonus of the Compensated NEOs that is allocated to us based on the estimated percentage of their time spent managing our affairs, subject to the approval of the amount of such reimbursement by our Compensation Committee. While we have the discretion to provide annual cash bonuses directly to our NEOs, we did not approve any such bonuses for 2023 and have not historically provided such bonuses.
Base Salary
Each of the Compensated NEOs is an employee of EMG. Under the terms of their respective employment arrangements with EMG, Mr. Smernoff earned an annual base salary in 2023 of $270,000 and Mr. Herlihy earned an annual base salary in 2023 of $300,000. In determining whether the amount of each Compensated NEO’s base salary for 2023 was reasonable and appropriate, our Compensation Committee considered primarily each Compensated NEO’s duties and responsibilities, the performance of our Company, and their performance based on both the members of the Compensation Committee’s own observations as members of our Audit Committee and Board and the assessment and recommendation of our Chief Executive Officer/President and our Co-Chief Investment Officer (which takes into account such officers’ review of the compensation provided to similar employees of similarly situated companies).
For 2024, we expect that our Compensation Committee will take into account substantially similar criteria in determining whether the amount of each Compensated NEO’s base salary is reasonable and appropriate.
Discretionary Cash Bonus and Restricted Common Shares
In addition, on December 14, 2023, our Compensation Committee approved reimbursement of an incentive cash bonus paid by EMG to Mr. Smernoff of $50,663 subject to deferral of approximately 27% of such cash bonus until December 31, 2024 and an incentive cash bonus to Mr. Herlihy of $106,250 subject to deferral of approximately 36% of such cash bonus until December 31, 2024. The deferred portion of the cash bonus paid to Messrs. Smernoff and Herlihy is subject to forfeiture prior to December 31, 2024.
The Compensation Committee also approved, on December 14, 2023, awards under our 2023 Equity Incentive Plan to Mr. Smernoff and Mr. Herlihy of 4,433 and 10,040 restricted Common Shares, respectively. The Common Shares subject to the awards granted to Messrs. Smernoff and Herlihy are subject to forfeiture restrictions that will lapse in substantially equal installments on each of December 14, 2024 and December 14, 2025, subject to the Compensated NEO’s continuous employment through each such date.
For our NEOs, we and EMG do not employ contractual formulas in determining discretionary compensation, but instead take into account factors such as the officer’s position, the officer’s contribution to our Company and/or to EMG’s businesses, the performance of our Company and/or EMG, market practices, reviews by the officer’s superiors, compensation provided to similar employees of similarly situated companies, and, with respect to officers (such as Mr. Smernoff and Mr. Herlihy) whose compensation is only partially reimbursed by us, the compensation they receive from other sources (such as, for Mr. Smernoff and Mr. Herlihy, from EFC for their services as EFC’s partially dedicated Chief Accounting Officer and Chief Financial Officer, respectively), and the percentage of their working time and efforts spent on matters related solely to us.
In determining whether the amount of each Compensated NEO’s bonus for 2023, for which we are responsible for our allocable portion, was reasonable and appropriate for reimbursement by our Company and whether to approve their restricted Common Share award, our Compensation Committee considered primarily each Compensated NEO’s performance, based both on their own observations as members of our Audit Committee and Board and on the assessments and recommendations

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of our Chief Executive Officer/President, and our Co-Chief Investment Officer (which take into account such officers’ review of information relating to the compensation provided to similar employees of similarly situated companies), the performance of our Company, the compensation that each Compensated NEO receives for service as an executive officer of EFC, and the estimated percentage of their time and efforts managing our affairs. Our Compensation Committee also considered the total compensation that each Compensated NEO would earn for 2023 (including compensation received for service as an executive officer of EFC) and whether the amount seemed reasonable and appropriate based on their personal experience and knowledge regarding executive compensation. Taking all of these factors into account, our Compensation Committee determined that reimbursement for such cash bonus and such awards of restricted Common Shares was reasonable and appropriate for Mr. Smernoff and Mr. Herlihy.
Mr. Smernoff and Mr. Herlihy are entitled to receive dividends on all of their restricted Common Share awards. Cash dividends are paid on the restricted Common Share awards at the same time and rate as is paid to all other holders of our Common Shares as of the applicable record date. In 2023, Mr. Smernoff received $5,525 of dividends on his unvested restricted Common Share awards and Mr. Herlihy received $11,525 of dividends on his unvested restricted Common Share awards.
For 2024, we expect that our Compensation Committee will take into account substantially similar criteria in determining whether the amount of our Compensated NEO’s bonuses, for which we will be responsible for our allocable portion, is reasonable and appropriate for reimbursement by our Company and whether to approve a restricted Common Share award for them.
Outstanding Equity Awards at Fiscal Year End
The following table lists the restricted Common Shares awarded to our NEOs that were unvested and outstanding as of December 31, 2023.

	Stock Awards
Name	Number of Common Shares That Have Not Vested	Market Value of Common Shares That Have Not Vested(1)
Christopher Smernoff(2)	6,427	$39,398
JR Herlihy(3)	14,101	86,439
(1)Value is determined by multiplying the number of unvested restricted Common Shares by $6.13, the closing price for our Common Shares on the NYSE on December 29, 2023, the last trading day of the year.
(2)The restricted Common Shares are subject to forfeiture prior to December 14, 2024 in the case of 2,217 Common Shares, December 15, 2024 in the case of 1,994 Common Shares, and December 14, 2025 in the case of 2,216 Common Shares.
(3)The restricted Common Shares are subject to forfeiture prior to December 14, 2024 in the case of 5,020 Common Shares, December 15, 2024 in the case of 4,061 Common Shares, and December 14, 2025 in the case of 5,020 Common Shares.
Potential Payments Upon Termination or Change in Control
Since our NEOs are employees of EMG, we generally do not have any obligation to make any payments to any of our NEOs upon a termination of employment or upon a change in control.
Our Compensated NEOs are subject to standard employment contracts for the benefit of EMG. If a Compensated NEO were terminated other than for cause or voluntary resignation, the deferred portion of such executive officer’s 2023 cash bonus and any outstanding unvested restricted Common Shares held by such executive officer would continue to vest under the terms of their employment contract. In addition, upon a change in control, the restricted Common Shares would immediately vest under the terms of their Common Share award agreements.

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Equity Compensation Plan Information
Our 2023 Equity Incentive Plan is currently the only compensation plan under which equity securities of the Company are authorized for issuance. The 2013 Equity Incentive Plan has terminated but still has unvested restricted Common Shares issued pursuant to it. The following table sets forth information as of December 31, 2023 with respect to the 2013 Equity Incentive Plan and the 2023 Equity Incentive Plan.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of our outstanding options, warrants and rights (b)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders(3)	53,448	(1)	N/A	(2)	1,143,843
Equity compensation plans not approved by security holders	—		—		—
(1)There are 6,055 unvested restricted Common Shares outstanding pursuant to our 2013 Equity Incentive Plan and 47,393 unvested restricted Common Shares outstanding pursuant to our 2023 Equity Incentive Plan.
(2)All outstanding awards issued under either the 2013 Equity Incentive Plan or 2023 Equity Incentive Plan represent restricted Common Shares, which do not have an exercise price.
(3)The 2023 Equity Incentive Plan contains a formula for calculating the number of securities available for issuance thereunder. The maximum number of Common Shares that may be issued under the 2023 Equity Incentive Plan will be adjusted so that the maximum aggregate number of Common Shares that may be issued under the 2023 Equity Incentive Plan is equal to (i) 2,500,000 Common Shares; provided that, the actual number of Common Shares that may be issued under the 2023 Equity Incentive Plan shall not exceed five percent (5.00%) of the total number of Common Shares outstanding plus (ii) 255,108 Common Shares remaining available for issuance under the 2013 Equity Incentive Plan plus (iii) 6,055 Common Shares issued pursuant to awards granted under the 2013 Equity Incentive Plan that subsequently are forfeited, expire, or lapse unexercised.
Pay Versus Performance Table
As required by Item 402(v) of Regulation S-K, we are providing the following information regarding the relationship between executive compensation and the Company’s financial performance for each of 2023, 2022, and 2021. The table below summarizes the (i) compensation values reported in the Summary Compensation Table for our principal executive officer (“PEO”) and average for our other non-PEO NEOs as compared to the “Compensation Actually Paid,” calculated pursuant to the applicable rules and (ii) Company’s financial performance for the years ended December 31, 2023, 2022 and 2021.

Year	Summary Compensation Table Total for PEO(1)	Compensation Actually Paid to PEO(1)(2)	Average Summary Compensation Table Total for Non-PEO NEOs(1)	Average Compensation Actually Paid to Non-PEO NEOs(1)(2)	Total Shareholder Return(3)	Net Income (Loss)(4)
						(In thousands)
2023	$—	$—	$168,883	$161,862	$68.00	$4,559
2022	—	—	152,708	123,890	66.05	(30,198)
2021	—	—	164,126	146,756	88.06	(6,309)
(1)For each of the years included above, the PEO was Laurence E. Penn and the non-PEO NEOs were JR Herlihy and Christopher Smernoff. As reflected in the Summary Compensation Table and noted elsewhere in this Proxy Statement, because our management agreement provides that our Manager is responsible for managing our affairs, our NEOs do not receive any cash compensation from us or any of our subsidiaries for serving as our executive officers. However, we are required by our management agreement to reimburse our Manager or EMG for the allocable share of the salary and other compensation paid by our Manager or EMG to certain of our executive officers who dedicated all or a portion of such officer’s time to us, based on the estimated percentage of such officer’s time spent on our affairs. For the years presented above, Mr. Smernoff, our Chief Financial Officer, and Mr. Herlihy, our Chief Operating Officer, were the only NEOs for which we paid or reimbursed any portion of the compensation paid by our Manager.
(2)For details regarding how the amounts in this column are calculated, refer to the “Adjustments to Summary Compensation Tables to Determine Compensation Actually Paid” table immediately below.
(3)Total Shareholder Return assumes $100 invested at December 31, 2020 in common stock of the Company and the reinvestment of dividends.
(4)Reflects the Company’s net income (loss) prepared in accordance with GAAP for each of the years shown.

PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION
Compensation Actually Paid represents totals from the Summary Compensation Table above, adjusted for certain items as detailed in the following table for the years ended December 31, 2021, 2022 and 2023:

Adjustments to Summary Compensation Tables to Determine Compensation Actually Paid	2021	2022	2023
Average for Non-PEO NEOs Summary Compensation Table—Total	$164,126	$152,708	$168,883
Deduction of Average Amounts Reported under the “Stock Awards” column in the Summary Compensation Table	(58,924)	(43,418)	(45,952)
Add (Subtract):
Average of the year-end fair value of any equity awards granted in the covered fiscal year that are outstanding and unvested as of the end of the covered fiscal year	58,698	41,541	44,360
Average amount of change as of the end of the covered fiscal year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the covered fiscal year	(5,899)	(9,970)	(2,210)
For awards granted in prior years that vest in the covered fiscal year, the amount equal to the average change as of the vesting date (from the end of the prior fiscal year) in fair value	(11,245)	(16,971)	(3,219)
Total Equity Award Related Adjustments	(17,370)	(28,818)	(7,021)
Average Compensation Actually Paid—Total	$146,756	$123,890	$161,862
The following graph illustrates the relationship between average Compensation Actually Paid to our non-PEO NEOs and the Company’s cumulative total return on our Common Shares, assuming a $100 investment on December 31, 2020 and the reinvestment of dividends for each year presented below. We did not include a graph illustrating the relationship between average Compensation Actually Paid to our PEO and the Company’s cumulative total return on our Common Shares because, as discussed elsewhere in this Proxy Statement, we do not compensate our PEO.

Comparison of Average Compensation Actually Paid to Shareholder Total Return
Average Compensation Actually Paid to non-PEO NEOs (In thousands)
Value of Initial Fixed $100 Investment Based on Total Shareholder Return
$200.0
$150.0
$100.0
$50.0
$—
$96.00
$88.00
$80.00
$72.00
$64.00
$88.06
$146.8
$123.9
$161.9
$66.05
$68.00
2021
2022
2023
Average Compensation Paid to non-PEO NEOs
Total Shareholder Return—EARN

PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION
The following graph illustrates the relationship between average Compensation Actually Paid to our non-PEO NEOs and the Company’s net income (loss) for each year presented below. We did not include a graph illustrating the relationship between average Compensation Actually Paid to our PEO and the Company’s net income (loss) because, as discussed elsewhere in this Proxy Statement, we do not compensate our PEO.

Comparison of Average Compensation Actually Paid to Net Income (Loss)
Average Compensation Actually Paid to non-PEO NEOs (In thousands)
$200.0
$150.0
$100.0
$50.0
$—
Net Income (In millions)
$20.0
$—
$(20.0)
$(40.0)
$(60.0)
$146.8
$123.9
$161.9
$(6.3)
$(30.2)
$4.6
2021
2022
2023
Average Compensation Paid to non-PEO NEOs
Net Income (Loss)

Please see “Executive Compensation—Narrative Disclosure to Summary Compensation Table” above for more information on how the Compensation Actually Paid to our Compensated NEOs is determined.
Upon completion of the Conversion, as a registered closed-end fund, we will be subject to different requirements relating to executive compensation.

PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION
SHARE OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth, as of May 31, 2024, certain ownership information with respect to our Common Shares for those persons known to us to be the beneficial owners of more than 5% of our outstanding Common Shares and all of our trustees, each of the NEOs and all of the trustees and executive officers as a group. In accordance with SEC rules, each listed person’s beneficial ownership includes:
•all Common Shares the investor actually owns beneficially or of record;
•all Common Shares over which the investor has or shares voting or dispositive control (such as in the capacity as a general partner of a fund); and
•all Common Shares the investor has the right to acquire within 60 days of May 31, 2024 (such as upon exercise of options that are currently vested or which are scheduled to vest within 60 days).

	Common Shares Beneficially Owned
Name and Address	Number	Percentage of Outstanding Common Shares(1)
Trustees and Named Executive Officers:(2)
Michael W. Vranos(3)	139,605	0.7%
Laurence E. Penn	35,710	*
Robert B. Allardice, III(4)	41,231	*
David J. Miller(4)(5)	51,231	*
Mary McBride(4)	19,195	*
Ronald I. Simon, Ph.D.(4)	54,992	*
Christopher Smernoff(6)	20,537	*
JR Herlihy(7)	35,593	*
All executive officers and trustees as a group (10 persons)(8)	406,376	2.0%
* Denotes beneficial ownership of less than 1% of our Common Shares.
(1)Based on an aggregate amount of 20,474,793 Common Shares issued and outstanding as of May 31, 2024. Assumes that derivative securities, if any, beneficially owned by a person are exercised for Common Shares. The total number of Common Shares outstanding used in calculating this percentage assumes that none of the derivative securities owned by other persons are exercised for Common Shares.
(2)The address for all NEOs and trustees is Ellington Credit Company, 53 Forest Avenue, Old Greenwich, CT 06870.
(3)Includes 106,472 Common Shares held directly by EMG Holdings, L.P., or “EMGH.” VC Investments L.L.C., or “VC,” and Michael W. Vranos each has shared voting and dispositive power over these Common Shares. VC is the general partner of EMGH. Mr. Vranos is the managing member of, and holds a controlling interest in VC. The address for each entity is 53 Forest Avenue, Old Greenwich, CT 06870.
(4)Includes 8,230 Common Shares that will vest on September 12, 2024.
(5)Mr. Miller holds 10,000 of such Common Shares in a joint account with his spouse.
(6)Includes 2,217 Common Shares that will vest on December 14, 2024, 1,994 Common Shares that will vest on December 15, 2024, and 2,216 Common Shares that will vest on December 14, 2025
(7)Includes 5,020 Common Shares that will vest on December 14, 2024, 4,061 Common Shares that will vest on December 15, 2024, and 5,020 Common Shares that will vest on December 14, 2025.
(8)Includes 32,920 Common Shares that will vest on September 12, 2024, 7,237 Common Shares that will vest on December 14, 2024, 6,055 Common Shares that will vest on December 15, 2024, and 7,236 Common Shares that will vest on December 14, 2025.

PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION
AUDIT COMMITTEE REPORT
Each member of the Audit Committee is independent of our Company and management in accordance with the requirements of the NYSE listing standards, our Corporate Governance Guidelines and applicable SEC rules and regulations. Our Board has adopted, and annually reviews, the charter of the Audit Committee, which sets forth the Audit Committee’s responsibilities and how it carries out those responsibilities.
The Audit Committee oversees our Company’s financial reporting process on behalf of our Board, in accordance with the charter of the Audit Committee. Management is responsible for our Company’s financial statements and the financial reporting process, including the system of internal controls. Our independent registered public accounting firm, PwC, is responsible for expressing an opinion on the conformity of our Company’s audited financial statements with GAAP.
In fulfilling its oversight responsibilities, the Audit Committee reviewed with management and PwC the audited financial statements included in the Form 10-K, and discussed with management the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. In addition, the Audit Committee has discussed with PwC the matters required to be discussed by the applicable requirements of the PCAOB and the SEC. The Audit Committee has received the written disclosures and the letter from PwC required by applicable requirements of the PCAOB regarding PwC’s communications with the Audit Committee concerning independence, and has discussed with PwC its independence. In addition, we have evaluated and concluded the non-audit services provided by PwC to our Company comply with SEC independence rules.
Based on the reviews and discussions referred to above, prior to the filing of the Form 10-K with the SEC, the Audit Committee recommended to our Board (and our Board approved) that the audited financial statements be included in such Annual Report for filing with the SEC.
The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting. Members of the Audit Committee rely, without independent verification, on the information provided to them and on the representations made by management and the independent registered public accountants. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of our financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with GAAP or that PwC is in fact “independent.”
Submitted by the Audit Committee:
Robert B. Allardice, III, Chair
David J. Miller
Mary McBride
Ronald I. Simon, Ph.D.

PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION
GENERAL INFORMATION
Shareholder Proposals
Any shareholder proposals intended to be presented at the Annual Meeting must be received by the Secretary of the Company no later than [ ], 2024 in order to be considered for inclusion in the Company’s Proxy Statement relating to the Annual Meeting pursuant to Rule 14a-8 under the Exchange Act, or “Rule 14a-8.”
Shareholder proposals intended to be presented at the 2025 Annual Meeting of Shareholders must be received by the Secretary of the Company no later than December 8, 2024 in order to be considered for inclusion in the Company’s Proxy Statement relating to the 2025 Annual Meeting of Shareholders pursuant to Rule 14a-8 under the Exchange Act, or “Rule 14a-8.”
For a proposal of a shareholder, including a shareholder’s proposal to nominate a candidate for election as a trustee, to be presented at the Company’s 2025 Annual Meeting of Shareholders, other than a shareholder proposal included in the Company’s Proxy Statement pursuant to Rule 14a-8, it must be received at our principal executive offices no earlier than November 8, 2024, and no later than 5:00 p.m., Eastern Time on December 8, 2024. If the 2025 Annual Meeting of Shareholders is scheduled to take place before April 16, 2025 or after July 15, 2025, then notice must be delivered no earlier than the 150 day prior to the 2025 Annual Meeting of the Shareholders and not later than the later of 5:00 p.m., Eastern Time on the 120 day prior to the 2025 Annual Meeting of Shareholders or the 10th day following the day on which public announcement of the date of the 2025 Annual Meeting of Shareholders is first made by the Company. Any such proposal should be mailed to: Ellington Credit Company, 53 Forest Avenue, Old Greenwich, Connecticut 06870, Attn: Secretary.
In addition, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of trustee nominees other than Company nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 18, 2025.
Householding of Proxy Statements and Annual Reports
The SEC rules allow for the delivery of a single copy of the Notice, and if applicable, the proxy materials, to any household at which two or more shareholders reside, if it is believed the shareholders are members of the same family. This delivery method, known as “householding,” will save us printing and mailing costs. Duplicate account mailings will be eliminated by allowing shareholders to consent to such elimination, or through implied consent, if a shareholder does not request continuation of duplicate mailings. Brokers, dealers, banks or other nominees or fiduciaries that hold our Common Shares in “street” name for beneficial owners of our Common Shares and that distribute proxy materials and annual reports they receive to beneficial owners may be householding. Depending upon the practices of your broker, bank or other nominee or fiduciary, you may need to contact them directly to discontinue duplicate mailings to your household. If you wish to revoke your consent to householding, you must contact your broker, bank or other nominee or fiduciary. You can also request prompt delivery of the proxy materials by contacting Ellington Credit Company, 53 Forest Avenue, Old Greenwich, Connecticut 06870, Attention: Secretary, (203) 409-3585.
If you hold our Common Shares in your own name as a holder of record, householding will not apply to your Common Shares. Also, if you own our Common Shares in more than one account, such as individually and also jointly with your spouse, you may receive more than one Notice, and if applicable, more than one set of our proxy materials. To assist us in saving money and to provide you with better shareholder services, we encourage you to have all of your accounts registered in the same name and address. You may do this by contacting the Company’s transfer agent, Equiniti Trust Company, LLC by telephone at (800) 937-5449 or in writing at Equiniti Trust Company, LLC, Operations Center, 6201 15 Avenue, Brooklyn, NY 11219.
Additional Matters
The Board of Trustees does not know of any matters other than those described in this Proxy Statement that will be presented for action at the Annual Meeting. If other matters are presented, proxies will be voted in accordance with the best judgment of the proxy holders.
Solicitation of Proxies
The Board is soliciting your proxy in connection with the Annual Meeting, and the Company will bear all of the costs of soliciting such proxies, including the costs of printing and filing this Proxy Statement. We have retained Morrow as proxy solicitor to assist with the solicitation of proxies in connection with the Annual Meeting. The Company agreed to pay Morrow a fee of $[ ], plus reimbursement of authorized costs and expenses incurred on our behalf. Additionally, if Morrow is requested to implement a telephone solicitation of shareholders, it will be entitled to a fee of $[ ] per shareholder contacted. We will also reimburse Morrow for its reasonable out-of-pocket expenses and indemnify Morrow against certain claims, liabilities, losses, damages and expenses. In addition, we may reimburse banks, brokers and other nominees representing

PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION
beneficial owners of Common Shares for their expenses in forwarding soliciting materials to such beneficial owners. Proxies may also be solicited by our trustees and officers and certain employees of EMG personally or by telephone without additional compensation for such activities. We also will request persons, firms, and corporations holding Common Shares in their names or in the names of their nominees, which are beneficially owned by others, to send appropriate solicitation materials to such beneficial owners. We will reimburse such holders for their reasonable expenses.
Requests for Annual Report on Form 10-K
A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, including the financial statements and any financial statement schedules and amendment or supplements thereto, may be obtained at our website at www.ellingtoncredit.com. If you would like to receive a complimentary copy of the Annual Report on Form 10-K, please submit a written request to: Secretary, Ellington Credit Company, 53 Forest Avenue, Old Greenwich, Connecticut 06870.

PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION

EARN

ELLINGTON CREDIT COMPANY

ELLINGTON CREDIT COMPANY
ATTN: SECRETARY
53 FOREST AVENUE
OLD GREENWICH, CT 06870

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on [TBD], 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/EARN2024**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on [TBD], 2024. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V53033-TBD KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ELLINGTON CREDIT COMPANY

The Board of Trustees recommends you vote FOR ALL of the trustee nominees listed in the following proposal:

1. Election of Trustees

Nominees:

01) Robert B. Allardice III
02) Mary McBride
03) David J. Miller
04) Laurence E. Penn
05) Ronald I. Simon, Ph.D.
06) Michael W. Vranos

For All	Withhold All	For All Except
☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

The Board of Trustees recommends you vote FOR the following proposals:

		For	Against	Abstain
2.	The approval of a change in the Company's legal form from a Maryland real estate investment trust to a Delaware Statutory Trust.	☐	☐	☐
3.	The approval of the Company's Amended and Restated Declaration of Trust.	☐	☐	☐
4.	The approval of a new investment advisory agreement between the Company and Ellington Credit Company Management LLC, its external manager, which would replace the existing management agreement.	☐	☐	☐
5.	The approval, on an advisory basis, of the compensation of the named executive officers.	☐	☐	☐
6.	The ratification of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2024.	☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote on such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V53034-TBD

ELLINGTON CREDIT COMPANY
Annual Meeting of Shareholders
[TBD], 2024 10:00 a.m. Eastern Time
This proxy is solicited by the Board of Trustees

The undersigned hereby appoints Laurence E. Penn and Alaael-Deen Shilleh, and each of them, with full power of substitution and power to act alone, as proxies to vote all the Common Shares which the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of Shareholders of Ellington Credit Company to be held on [TBD], [TBD], 2024, at 10:00 a.m. Eastern Time via live webcast by visiting www.virtualshareholdermeeting.com/EARN2024, and at any adjournments or postponements thereof. The undersigned directs this proxy to vote as indicated on this proxy card.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A NOMINEE OR PROPOSAL, THE PROXIES WILL VOTE (AND ANY VOTING INSTRUCTIONS TO RECORD HOLDERS WILL BE GIVEN) "FOR" ALL NOMINEES IN PROPOSAL 1, "FOR" PROPOSALS 2, 3, 4, 5 AND 6 AND, IN THEIR DISCRETION, UPON SUCH OTHER BUSINESS AS PROPERLY COMES BEFORE THE MEETING.

The undersigned acknowledges receipt from the Company before the execution of this proxy of the Notice of Annual Meeting of Shareholders, a Proxy Statement for the Annual Meeting of Shareholders and the 2023 Annual Report to Shareholders.

Continued and to be signed on reverse side

PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION
APPENDIX A
[PLACEHOLDER FOR DECLARATION OF TRUST REVISED ACCORDING TO PROPOSAL 3]
A-1

APPENDIX B
[PLACEHOLDER FOR THE INVESTMENT ADVISORY AGREEMENT]
B-1